Prudential National Municipals Fund, Inc.

-------------------------------------------------------------------------------

Prospectus dated March 4, 1998

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Prudential National Municipals Fund, Inc. (the Fund), is an open-end, diversified management investment company whose investment objective is to seek a high level of current income exempt from federal income taxes. In attempting to achieve this objective, the Fund intends to invest substantially all of its total assets in carefully selected long-term Municipal Bonds of medium quality, i.e., obligations of issuers possessing adequate but not outstanding capacities to service their debt. Subject to the limits described herein, the Fund may also buy and sell financial futures for the purpose of hedging its securities portfolio. There can be no assurance that the Fund's investment objective will be achieved. See "How the Fund is Managed-Investment Objective and Policies." The Fund's address is Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 and its telephone number is (800) 225- 1852.

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This Prospectus sets forth concisely the information about the Fund that a prospective investor should know before investing and is available at the Web site of The Prudential Insurance Company of America (http://www.Prudential.com). Additional information about the Fund has been filed with the Securities and Exchange Commission (the Commission) in a Statement of Additional Information, dated March 4, 1998, which information is incorporated herein by reference (is legally considered a part of this Prospectus) and is available without charge upon request to the Fund at the address or telephone number noted above. The Commission maintains a Web site (http://www.sec.gov) that contains the Statement of Additional Information, ma terial incorporated by reference, and other information regarding the Fund.


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Investors are advised to read this Prospectus and retain it for future reference.

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THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND
EXCHANGE COMMISSION NOR HAS THE SECURITIES AND EXCHANGE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                                FUND HIGHLIGHTS

  The following summary is intended to highlight certain information contained in this Prospectus and is qualified in its entirety by the more detailed information appearing elsewhere herein.


What is Prudential National Municipals Fund, Inc.?

  Prudential National Municipals Fund, Inc. is a mutual fund. A mutual fund pools the resources of investors by selling its shares to the public and investing the proceeds of such sale in a portfolio of securities designed to achieve its investment objective. Technically, the Fund is an open-end, diversified management investment company.

What is the Fund's Investment Objective?

  The investment objective of the Fund is to seek a high level of current income exempt from federal income taxes. In attempting to achieve this objective, under normal circumstances, the Fund intends to invest substantially all, and in any event at least 80%, of its total assets in Municipal Bonds and Municipal Notes. There can be no assurance that the Fund's objective will be achieved. See "How the Fund Invests-Investment Objective and Policies" at page 8.

What are the Fund's Risk Factors and Special Characteristics?

  The Fund's portfolio will consist primarily of carefully selected long-term Municipal Bonds of medium quality. While the Fund's investment adviser will not be limited by the ratings assigned by the rating services, the Municipal Bonds in which the Fund's portfolio will be principally invested will be rated A and Baa by Moody's Investors Service (Moody's) and A and BBB by Standard & Poor's Ratings Group (S&P) or comparably rated by any other Nationally Recognized Statistical Rating Organization (NRSRO) or, if not rated, will be, in the judgment of the investment adviser, of substantially comparable quality. See "How the Fund Invests-Investment Objective and Policies" at page 8. The Fund may also engage in various hedging and return enhancement strategies, including using derivatives, which may be considered speculative and may result in higher risks and costs to the Fund. See "How the Fund Invests-Hedging and Return Enhancement Strategies" at page 10. As with an investment in any Mutual Fund, an investment in this Fund can decrease in value and you can lose money.

Who Manages the Fund?

  Prudential Investments Fund Management LLC (PIFM or the Manager) is the Manager of the Fund and is compensated for its services at an annual rate of
 .50 of 1% of the Fund's average daily net assets up to and including $250 million, .475 of 1% of the next $250 million, .45 of 1% of the next $500 million, .425 of 1% of the next $250 million, .40 of 1% of the next $250 million and .375 of 1% of the Fund's average daily net assets in excess of $1.5 billion. As of January 31, 1998, PIFM served as manager or administrator to 64 investment companies, including 42 mutual funds, with aggregate assets of approximately $63 billion. The Prudential Investment Corporation (PIC), which does business under the name of Prudential Investments (PI, the Subadviser or the investment adviser), furnishes investment advisory services in connection with the management of the Fund under a Subadvisory Agreement with PIFM. See "How the Fund is Managed-Manager" at page 18.

Who Distributes the Fund's Shares?

  Prudential Securities Incorporated (Prudential Securities or the Distributor), a major securities underwriter and securities and commodities broker, acts as the Distributor of the Fund's shares. The Distributor is paid an annual distribution and service fee which is currently being charged at the rate of .10 of 1% of the average daily net assets of the Class A shares, at the rate of .50 of 1% of the average daily net assets of the Class B shares and which is currently being charged at the rate of .75 of 1% of the average daily net assets of the Class C shares. See "How the Fund is Managed-Distributor" at page 19.

What is the Minimum Investment?

  The minimum initial investment is $1,000 for Class A and Class B shares and $5,000 for Class C shares. The minimum subsequent investment is $100. There is no minimum investment requirement for certain employee savings plans or custodial accounts for the benefit of minors. For purchases made through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Guide-How to Buy Shares of the Fund" at page 26 and "Shareholder Guide-Shareholder Services" at page 36.

How do I Purchase Shares?

  You may purchase shares of the Fund through Prudential Securities, Pruco Securities Corporation (Prusec) or directly from the Fund, through its transfer agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), at the net asset value per share (NAV) next determined after receipt of your purchase order by the Transfer Agent or Prudential Securities plus a sales charge which may be imposed either (i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). See "How the Fund Values its Shares" at page 22 and "Shareholder Guide-How to Buy Shares of the Fund" at page 26.

What are My Purchase Alternatives?

  The Fund offers three classes of shares:

- Class A Shares: Sold with an initial sales charge of up to 3% of the offering price.

- Class B Shares: Sold without an initial sales charge but are subject to a contingent deferred sales charge or CDSC (declining from 5% to zero of the lower of the amount invested or the redemption proceeds) which will be imposed on certain redemptions made within six years of purchase. Although Class B shares are subject to higher ongoing distribution-related expenses than Class A shares, Class B shares will automatically convert to Class A shares (which are subject to lower ongoing distribution-related expenses) approximately seven years after purchase.

- Class C Shares: Sold without an initial sales charge and, for one year after purchase, are subject to a 1% CDSC on redemptions. Like Class B shares, Class C shares are subject to higher ongoing distribution-related expenses than Class A shares but, unlike Class B Shares, Class C Shares do not convert to another class.

  See "Shareholder Guide-Alternative Purchase Plan" at page 27.

How do I Sell My Shares?

  You may redeem shares of the Fund at any time at the NAV next determined after Prudential Securities or the Transfer Agent receives your sell order. However, the proceeds of redemptions of Class B and Class C shares may be subject to a CDSC. See "Shareholder Guide-How to Sell Your Shares" at page 30.

How are Dividends and Distributions Paid?

  The Fund expects to declare daily and pay monthly dividends of net investment income and make distributions of net capital gains, if any, at least annually. Dividends and distributions will be automatically reinvested in additional shares of the Fund at NAV without a sales charge unless you request that they be paid to you in cash. See "Taxes, Dividends and Distributions" at page 23.

                                                         Class A             Class B                     Class C
                                                         Shares               Shares                      Shares
                                                         --------- ---------------------------- ---------------------------
Shareholder Transaction Expenses-
Maximum Sales Load Imposed on Purchases
(as a percentage of offering price)..................... 3%                    None                        None
Maximum Sales Load or Deferred Sales Load Imposed on
Reinvested Dividends....................................   None                None                        None


                                                                   5% during the first year,
                                                                   decreasing by 1% annually
Maximum Deferred Sales Load (as a percentage of original           to 1% in the fifth and sixth
purchase price or redemption proceeds, whichever is                years and 0% the seventh     1% on redemptions made
lower)..................................................   None    year*                        within one year of purchase
Redemption Fees.........................................   None                None                        None
Exchange Fees...........................................   None                None                        None

Annual Fund Operating Expenses**

                                                         Class A             Class B                     Class C
(as a percentage of average net assets)                  Shares               Shares                      Shares
                                                         --------- ---------------------------- ---------------------------
Management Fees.........................................   .48%                 .48%                        .48%
12b-1 Fees (After Reduction)............................   .10%--               .50%                        .75--
Other Expenses..........................................   .15%                 .15%                        .15%
                                                         --------- ---------------------------- ---------------------------
Total Fund Operating Expenses (After Reduction).........   .73%                1.13%                       1.38%
                                                         --------- ---------------------------- ---------------------------
                                                         --------- ---------------------------- ---------------------------

Example


                                                                                            1 year 3 years 5 years 10 years
                                                                                            ------ ------- ------- --------
You would pay the following expenses on a $1,000 investment, assuming (1) 5% annual return, and (2) redemption at the end of each time period:

Class A....................................................................................    $37     $53     $69     $118
Class B....................................................................................    $62     $66     $72     $121
Class C....................................................................................    $24     $44     $76     $166

You would pay the following expenses on the same investment assuming no redemption:
Class A....................................................................................    $37     $53     $69     $118
Class B....................................................................................    $12     $36     $62     $121
Class C....................................................................................    $14     $44     $76     $166

The above example is based on data for the Fund's fiscal year ended December 31, 1997. The example should not be considered a representation of past or future expenses. Actual expenses may be greater or less than those shown.

The purpose of this table is to assist investors in understanding the various costs and expenses that an investor in the Fund will bear, whether directly or indirectly. For more complete descriptions of the various costs and expenses, see "How the Fund Is Managed." "Other Expenses" include operating expenses of the Fund, such as directors' and professional fees, registration fees, reports to shareholders, transfer agency and custodian fees.
------
 * Class B shares will automatically convert to Class A shares approximately seven years after purchase. See "Shareholder Guide-Conversion Feature-Class B Shares."
** The expense information in the table has been restated to reflect current fees. Effective September 1, 1997, PIFM eliminated its management fee waiver (.05 of 1%). See "How the Fund is Managed-Manager-Fee Waivers."
 - Pursuant to rules of the National Association of Securities Dealers, Inc., the aggregate initial sales charges, deferred sales charges and asset-based sales charges on shares of the Fund may not exceed 6.25% of the total gross sales, subject to certain exclusions. This 6.25% limitation is imposed on each class of the Fund rather than on a per shareholder basis. Therefore, long-term shareholders of the Fund may pay more in total sales charges than the economic equivalent of 6.25% of such shareholders' investment in such shares. See "How the Fund is Managed-Distributor."
-- Although the Class A and Class C Distribution and Service Plans provide that the Fund may pay a distribution fee of up to .30 of 1% per annum and 1% per annum of the average daily net assets of the Class A and Class C shares, respectively, the Distributor has agreed to limit its distribution fees with respect to Class A and Class C shares of the Fund to no more than .10 of 1% and .75 of 1% of the average daily net asset value of the Class A and Class C shares, respectively, for the year ending December 31, 1998. Total operating expenses (before management fee waiver) and without such limitations would be .93% and 1.63% for Class A and Class C shares, respectively. See "How the Fund is Managed-Distributor."


                                 FUND EXPENSES

                              FINANCIAL HIGHLIGHTS
       (for a share outstanding throughout each of the periods indicated)
                                (Class A Shares)


  The following financial highlights with respect to each of the five years in the period ended December 31, 1997 have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class A share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the periods indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

                                                                          Year Ended                                 January 22,
                                                                         December 31,                                 1990(b)
                                                --------------------------------------------------------------------  through
December
31, 1990                                                  1997         1996         1995         1994      1993    1992    1991
------------                                            ------------ ------------ ------------ --------- -------- ------- -------
PER SHARE OPERATING
PERFORMANCE
Net asset value, beginning of period......   $15.56       $15.98       $14.42      $16.30    $15.94  $16.00  $15.09    $14.98
                                           ------------
                                           ------------ ------------ --------- -------- ------- ------- ------------
Income from investment operations:
Net investment income.....................      .81(d)       .82(d)       .81(d)      .81       .90     .94     .97       .90
Net realized and unrealized gain (loss) on
investment transactions...................      .67         (.42)        1.57       (1.78)     1.05     .43     .91       .11
                                           ------------
                                           ------------ ------------ --------- -------- ------- ------- ------------
Total from investment operations..........     1.48          .40         2.38        (.97)     1.95    1.37    1.88      1.01
                                           ------------
                                           ------------ ------------ --------- -------- ------- ------- ------------
Less distributions:
Dividends from net investment income......     (.81)        (.82)        (.81)       (.81)     (.90)   (.94)   (.97)     (.90)
Distributions in excess of net investment
income....................................     (.01)           -(e)      (.01)          -         -       -       -         -
Distributions from net realized gains.....     (.10)           -            -        (.10)     (.69)   (.49)      -         -
                                           ------------
                                           ------------ ------------ --------- -------- ------- ------- ------------
Total distributions.......................     (.92)        (.82)        (.82)       (.91)    (1.59)  (1.43)   (.97)     (.90)
                                           ------------
                                           ------------ ------------ --------- -------- ------- ------- ------------
Net asset value, end of period............   $16.12       $15.56       $15.98      $14.42    $16.30  $15.94  $16.00    $15.09
                                           ===========
                                           ===========  ============ ========= ======== ======= ======= ============
TOTAL RETURN(a)...........................     9.80%        2.66%       16.91%      (6.04)%   12.60%   8.88%  12.94%     6.88%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)........... $493,178     $502,739     $538,145     $12,721   $14,167  $7,700  $3,819    $1,846
Average net assets (000).................. $491,279     $508,159     $446,350     $14,116   $11,786  $5,401  $2,697    $1,161
Ratios to average net assets:
Expenses, including distribution fees.....      .70%(d)      .68%(d)      .75%(d)     .77%      .69%    .72%    .75%      .75%(c)
Expenses, excluding distribution fees.....      .60%(d)      .58%(d)      .65%(d)     .67%      .59%    .62%    .65%      .65%(c)
Net investment income.....................     5.15%(d)     5.31%(d)     5.34%(d)    5.38%     5.49%   5.79%   6.27%     6.43%(c)
Portfolio turnover rate...................       38%          46%          98%        120%       82%    114%     59%      110%

------

(a) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(b) Commencement of offering of Class A shares.
(c) Annualized.
(d)  Net of management fee waiver.
(e) Less than $.005 per share.

  The following financial highlights with respect to each of the five years in the period ended December 31, 1997 have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class B share of common stock outstanding, total return, ratios to average net assets and other supplemental data for each of the years indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

                              FINANCIAL HIGHLIGHTS
        (for a share outstanding throughout each of the years indicated)

                                (Class B Shares)

                                                                          Year Ended December 31,
                                               --------------------------------------------------------------------------
                                                 1997          1996          1995          1994        1993        1992
                                               --------      --------      --------      --------    --------    --------
PER SHARE OPERATING
PERFORMANCE:
Net asset value, beginning of year.....          $15.60       $16.02      $14.45           $16.33      $15.97      $16.02
                                               --------
                                               --------      --------      --------      --------    --------    --------
Income from investment
operations:
Net investment income .................             .75(c)       .76(c)      .76(c)           .75         .84         .88
Net realized and unrealized gain
(loss) on investment transactions......             .67         (.42)       1.58            (1.78)       1.05         .44
                                               --------
                                               --------      --------      --------      --------    --------    --------
Total from investment operations.......            1.42          .34        2.34            (1.03)       1.89        1.32
                                               --------
                                               --------      --------      --------      --------    --------    --------
Less distributions:
Dividends from net investment
income.................................            (.75)        (.76)       (.76)            (.75)       (.84)       (.88)
Distributions in excess of net
investment income......................            (.01)         -(d)       (.01)            -           -           -
Distributions from net realized gains..            (.10)         -             -             (.10)       (.69)       (.49)
                                               --------
                                               --------      --------      --------      --------    --------    --------
Total distributions....................            (.86)         (.76)         (.77)         (.85)      (1.53)      (1.37)
                                               --------
                                               --------      --------      --------      --------    --------    --------
Net asset value, end of year...........          $16.16        $15.60        $16.02        $14.45      $16.33      $15.97
                                               ========
                                               ========      ========      ========      ========    ========    ========
TOTAL RETURN(a)........................            9.35%         2.26%        16.49%        (6.39)%     12.15%       8.50%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000) .........        $141,528      $168,185      $222,865      $672,272    $848,299    $828,702
Average net assets (000)...............        $151,938      $193,312      $252,313      $751,623    $854,919    $829,830
Ratios to average net assets:
Expenses, including distribution
fees...................................            1.10%(c)      1.08%(c)      1.15%(c)      1.17%       1.09%       1.12%
Expenses, excluding distribution
fees...................................             .60%(c)       .58%(c)       .65%(c)       .67%        .59%        .62%
Net investment income..................            4.75%(c)      4.91%(c)      4.96%(c)      4.96%       5.09%       5.39%
Portfolio turnover rate................              38%           46%           98%          120%         82%        114%


                                                                          Year Ended December 31,
                                                  ------------------------------------------------------------
                                                    1991             1990            1989              1988(b)
                                                  --------        ---------       ----------        ----------
PER SHARE OPERATING
PERFORMANCE:
Net asset value, beginning of year.....             $15.11         $15.15             $15.04           $14.57
                                                  --------        ---------       ----------        ----------
Income from investment
operations:
Net investment income .................                .91            .90                .96             1.03
Net realized and unrealized gain
(loss) on investment transactions......                .91           (.04)               .11              .47
                                                  --------        ---------       ----------        ----------
Total from investment operations.......               1.82            .86               1.07             1.50
                                                  --------        ---------       ----------        ----------
Less distributions:
Dividends from net investment
income.................................               (.91)          (.90)             (.96)            (1.03)
Distributions in excess of net
investment income......................               -               -               -                  -
Distributions from net realized gains..               -               -               -                  -
                                                  --------        ---------       ----------        ----------
Total distributions....................               (.91)          (.90)              (.96)            (1.03)
                                                  --------        ---------       ----------        ----------
Net asset value, end of year...........             $16.02          $15.11            $15.15            $15.04
                                                  ========        =========       ==========        ==========
TOTAL RETURN(a)........................              12.42%           5.96%             7.43%            10.49%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of year (000) .........           $874,338        $882,212        $1,033,173        $1,066,159
Average net assets (000)...............           $862,249        $940,215        $1,027,726        $1,081,122
Ratios to average net assets:
Expenses, including distribution
fees...................................               1.15%           1.13%             1.01%             1.02%
Expenses, excluding distribution
fees...................................                .65%            .64%              .66%              .66%
Net investment income..................               5.87%           6.03%             6.45%             6.86%
Portfolio turnover rate................                 59%            110%              198%              152%

------

 (a) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each year reported and includes reinvestment of dividends and distributions.
(b) On May 2, 1988, Prudential Mutual Fund Management, Inc. succeeded The Prudential Insurance Company of America as investment adviser and since then has acted as Manager of the Fund. See "Manager" in the Statement of Additional Information.
(c)  Net of management fee waiver.
(d) Less than $.005 per share.

                              FINANCIAL HIGHLIGHTS
       (for a share outstanding throughout each of the periods indicated)
                                (Class C Shares)


  The following financial highlights have been audited by Price Waterhouse LLP, independent accountants, whose report thereon was unqualified. This information should be read in conjunction with the financial statements and notes thereto, which appear in the Statement of Additional Information. The following financial highlights contain selected data for a Class C share of common stock outstanding, total return, ratios to average net assets and other supplemental data for the period indicated. The information is based on data contained in the financial statements. Further performance information is contained in the annual report, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

                                                                                                      August 1,
                                                                 Year Ended December 31,                1994(b)
                                                           ------------------------------------------  through
December 31,
  1994                                                                     1997           1996          1995
------------                                                            ------------- --------------  -------------
PER SHARE OPERATING PERFORMANCE:
Net asset value, beginning of period..............         $15.60         $16.02         $14.44        $15.13
                                                           ---------
                                                           ---------    ---------------  ------------
Income from investment operations:
Net investment income.............................          .71(d)         .72(d)         .72(d)          .29
Net realized and unrealized gain (loss) on
investment transactions...........................            .67           (.42)          1.59          (.69)
                                                           ---------
                                                           ---------    ---------------  ------------
Total from investment operations..................           1.38            .30           2.31          (.40)
                                                           ---------
                                                           ---------    ---------------  ------------
Less distributions:
Dividends from net investment income..............           (.71)          (.72)          (.72)         (.29)
Distributions in excess of net investment income..           (.01)          - (e)          (.01)            -
Distributions from net realized gains.............           (.10)             -              -             -
                                                           ---------
                                                           ---------    ---------------  ------------
Total distributions...............................           (.82)          (.72)          (.73)         (.29)
                                                           ---------
                                                           ---------    ---------------  ------------
Net asset value, end of period....................         $16.16         $15.60         $16.02        $14.44
                                                           =========
                                                           =========    ===============  ============
TOTAL RETURN(a)...................................          9.08%          2.01%         16.22%         (2.63)%
RATIOS/SUPPLEMENTAL DATA:
Net assets, end of period (000)...................           $825           $772           $403          $141
Average net assets (000)..........................           $758           $674           $247          $103
Ratios to average net assets:
Expenses, including distribution fees.............        1.35%(d)       1.33%(d)       1.40%(d)      1.51%(c)
Expenses, excluding distribution fees.............         .60%(d)        .58%(d)        .65%(d)       .76%(c)
Net investment income.............................        4.50%(d)       4.67%(d)       4.66%(d)      4.84%(c)
Portfolio turnover rate...........................            38%            46%            98%          120%

------
(a) Total return does not consider the effects of sales loads. Total return is calculated assuming a purchase of shares on the first day and a sale on the last day of each period reported and includes reinvestment of dividends and distributions. Total returns for periods of less than a full year are not annualized.
(b) Commencement of offering of Class C shares.
(c) Annualized.
(d) Net of management fee waiver.
(e) Less than $.005 per share.

                              HOW THE FUND INVESTS


INVESTMENT OBJECTIVE AND POLICIES

  The investment objective of the Fund is to seek a high level of current income exempt from federal income taxes. In attempting to achieve this objective, under normal circumstances the Fund intends to invest substantially all, and in any event at least 80%, of its total assets in Municipal Bonds and Municipal Notes. There can be no assurance that such objective will be achieved. See "Investment Objective and Policies" in the Statement of Additional Information.

  The Fund's investment objective is a fundamental policy and, therefore, may not be changed without the approval of the holders of a majority of the Fund's outstanding voting securities as defined in the Investment Company Act of 1940, as amended (the Investment Company Act). Fund policies that are not fundamental may be modified by the Board of Directors.

  The Municipal Bonds in which the Fund may invest include general obligation and limited obligation or revenue bonds. General obligation bonds are secured by the issuer's pledge of its faith, credit and taxing power for the payment of principal and interest, whereas revenue bonds are payable only from the revenues derived from a particular facility or class of facilities or in some cases, from the proceeds of a special excise or other specific revenue source. The Municipal Notes in which the Fund may invest include tax, revenue and bond anticipation notes which are issued to obtain funds for various public purposes.

  Interest on certain Municipal Bonds and Municipal Notes may be subject to the federal alternative minimum tax. From time to time the Fund may purchase Municipal Bonds and Municipal Notes that are private activity bonds (as defined in the Internal Revenue Code of 1986, as amended (Internal Revenue Code)), the interest on which is a tax preference subject to the alternative minimum tax. See "Taxes, Dividends and Distributions".

  The Fund's portfolio will consist primarily of carefully selected long-term Municipal Bonds of medium quality. While the Fund's investment adviser will not be limited by the ratings assigned by the rating services, the Municipal Bonds in which the Fund's portfolio will be principally invested will be rated A and Baa by Moody's Investors Service (Moody's) and A and BBB by Standard & Poor's Ratings Group (S&P) or comparably rated by any other Nationally Recognized Statistical Rating Organization (NRSRO) or, if not rated, will be, in the judgment of the investment adviser, of substantially comparable quality. Bonds rated BBB by S&P normally exhibit adequate payment protection parameters, but in the event of adverse market conditions are more likely to lead to a weakened capacity to pay principal and interest than bonds in the A category. Bonds rated Baa by Moody's are considered medium grade obligations. They are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well. A more complete description of these and other Municipal Bond and Note ratings is contained in Appendix A to the Statement of Additional Information.

  Because issuers of medium quality Municipal Bonds may choose not to have their obligations rated, it is possible that a substantial portion of the Fund's portfolio may consist of obligations which are not rated. The market for rated bonds is usually broader than that for non-rated bonds, which may result in less flexibility in disposal of such non-rated bonds.

  The Fund may also acquire Municipal Bonds which have been rated below medium quality by the rating services if, in the judgment of the Fund's investment adviser, the Bonds have the characteristics of medium quality obligations. In determining whether Municipal Bonds which are not rated or which have been rated below medium quality by the rating services have the characteristics of rated Municipal Bonds of medium quality, the investment adviser will rely upon information from various sources, including, if available, reports by the rating services, research, analysis and appraisals of brokers and dealers and the views of the Fund's directors and others regarding economic developments and the creditworthiness of particular issuers.

  Municipal Bonds of medium quality are subject to fluctuation in value as a result of changing economic circumstances as well as changes in interest rates. Thus, while medium quality obligations will generally provide a higher yield than do high quality Municipal Bonds of similar maturities, they are subject to a greater degree of market fluctuation with less certainty of the issuer's continuing ability to meet the payments of principal and interest when due and may have speculative characteristics not present in bonds of higher quality. In addition, obligations with longer maturities (e.g., 20 years or more) generally offer both higher yields and greater exposure to market fluctuation from changes in interest rates than do those with shorter maturities. Consequently, shares of the Fund may not be suitable for persons who cannot assume the somewhat greater risks of capital depreciation involved in seeking higher tax-exempt yields.

  In recent years, there has been a narrowing of the yield spreads between higher and lower quality Municipal Bonds and a reduction in the supply of medium grade Municipal Bonds. As a result of these changing conditions in the municipal securities markets, the investment adviser has invested a substantial portion of the Fund's assets in higher quality Municipal Bonds. The investment adviser intends to invest in medium grade Municipal Bonds to the extent market conditions warrant.

  The interest rates payable on certain Municipal Bonds and Notes are not fixed and may fluctuate based upon changes in market rates. Municipal Bonds and Notes of this type are called variable rate obligations. The interest rate payable on a variable rate obligation is adjusted either at predesignated intervals or whenever there is a change in the market rate of interest on which the interest rate payable is based. Other features may include the right whereby the Fund may demand prepayment of the principal amount of the obligation prior to its stated maturity (a demand feature) and the right of the issuer to prepay the principal amount prior to maturity. The principal benefit of a variable rate obligation is that the interest rate adjustment minimizes changes in the market value of the obligation. As a result, the purchase of variable rate obligations should enhance the ability of the Fund to maintain a stable NAV and to sell an obligation prior to maturity at a price approximating the full principal amount of the obligation. The payment of principal and interest by issuers of certain Municipal Bonds and Notes purchased by the Fund may be guaranteed by letters of credit or other credit facilities offered by banks or other financial institutions. Such guarantees will be considered in determining whether a Municipal Bond or Note meets the Fund's investment quality requirements.

  The Fund may also invest in inverse floaters. An inverse floater is a debt instrument with a floating or variable interest rate that moves in the opposite direction of the interest rate on another security or the value of an index. Changes in the interest rate on the other security or index inversely affect the residual interest rate paid on the inverse floater, with the result that the inverse floater's price will be considerably more volatile than that of a fixed rate bond. The market for inverse floaters is relatively new.

  Some municipal securities, such as zero coupon municipal securities, do not pay current interest but are purchased at a discount from their face values. The discount approximates the total amount of interest the security will accrue and compound over the period until maturity or the particular interest payment date at a rate of interest reflecting the market rate of the security at the time of issuance. Zero coupon securities do not require the periodic payment of interest. These investments benefit the issuer by mitigating its need for cash to meet debt service, but also require a higher rate of return to attract investors who are willing to defer receipt of cash. These investments may experience greater volatility in market value than securities that make regular payments of interest.

  The Fund may be able to reduce the risk of fluctuations in asset value caused by changes in interest rates by hedging its portfolio through the use of financial futures. During or in anticipation of a decline in interest rates, the Fund may purchase futures contracts to hedge against subsequent purchases of long-term bonds at higher prices. During or in anticipation of an increase in interest rates, the Fund may hedge its portfolio securities by selling futures contracts for the purpose of limiting the exposure of its portfolio to the resulting decrease in value. There are risks associated with hedging transactions and there can be no assurance that hedges will have the intended result. See "Hedging and Return Enhancement Strategies" below.

  Also, the Fund may purchase secondary market insurance on Municipal Bonds and Notes which it holds or acquires. Although the fee for secondary market insurance will reduce the yield of the insured Bonds and Notes, such insurance would be reflected in the market value of the municipal obligation purchased and may enable the Fund to dispose of a defaulted obligation at a price similar to that of comparable municipal obligations which are not in default.

  Insurance is not a substitute for the basic credit of an issuer, but supplements the existing credit and provides additional security therefor. While insurance coverage for the Municipal Bonds and Notes held by the Fund reduces credit risk by providing that the insurance company will make timely payment of principal and interest if the issuer defaults on its obligation to make such payment, it does not afford protection against fluctuation in the price, i.e., the market value, of the municipal obligations caused by changes in interest rates and other factors, nor in turn against fluctuations in the NAV of the shares of the Fund.

HEDGING AND RETURN ENHANCEMENT STRATEGIES

  The Fund may also engage in various portfolio strategies, including derivatives, to reduce certain risks of its investments and to attempt to enhance return, but not for speculation. The Fund, and thus its investors, may lose money through any unsuccessful use of these strategies. These strategies currently include the purchase of put or tender options on Municipal Bonds and Notes and the purchase and sale of financial futures contracts and options thereon and municipal bond index futures contracts. The Fund's ability to use these strategies may be limited by market conditions, regulatory limits and tax considerations and there can be no assurance that any of these strategies will succeed. See "Investment Objective and Policies" in the Statement of Additional Information. New financial products and risk management techniques continue to be developed and the Fund may use these new investments and techniques to the extent consistent with its investment objective and policies. As with an investment in any mutual fund, an investment in the Fund can decrease in value and you can lose money.

Puts

  The Fund may purchase and exercise puts or tender options on Municipal Bonds and Notes. Puts or tender options give the Fund the right to sell securities held in the Fund's portfolio at a specified exercise price on a specified date. Puts or tender options may be acquired to reduce the volatility of the market value of securities subject to puts or tender options compared to the volatility of similar securities not subject to puts. The acquisition of a put or tender option may involve an additional cost to the Fund compared to the cost of securities with similar credit ratings, stated maturities and interest coupons but without applicable puts. Such increased cost may be paid either by way of an initial or periodic premium for the put or by way of a higher purchase price for securities to which the put is attached. In addition, there is a credit risk associated with the purchase of puts or tender options in that the issuer of the put or tender option may be unable to meet its obligation to purchase the underlying security. Accordingly, the Fund will acquire puts or tender options under the following circumstances: (1) the put or tender option is written by the issuer of the underlying security and such security is rated within the 4 highest quality grades as determined by Moody's, S&P or other NRSRO; (2) the put or tender option is written by a person other than the issuer of the underlying security and such person has securities outstanding which are rated within such 4 highest quality grades; or (3) the put or tender option is backed by a letter of credit or similar financial guarantee issued by a person having securities outstanding which are rated within the 2 highest quality grades of such rating services.

  The Fund anticipates being as fully invested as practicable in Municipal Bonds and Notes; however, because the Fund does not intend to invest in taxable obligations, there may be occasions when, as a result of maturities of portfolio securities or sales of Fund shares or in order to meet anticipated redemption requests, the Fund may hold cash which is not earning income. In addition, there may be occasions when, in order to raise cash to meet redemptions, the Fund might be required to sell securities at a loss.

  Unlike many issues of common and preferred stock and corporate bonds which are traded between brokers acting as agent for their customers on securities exchanges, Municipal Bonds and Notes are customarily purchased from or sold to dealers who are selling or buying for their own account. There are no requirements that most Municipal Bonds and Notes be registered with or qualified for sale by federal or state securities regulators. Since there are large numbers of Municipal Bond and Note issues of many different issuers, most issues do not trade on any single day. On the other hand, most issues are generally marketable, since a major dealer will normally, on request, bid for any issue, other than obscure ones. Regional municipal securities dealers are frequently more willing to bid on issues of municipalities in their geographic area.

  Although most Municipal Bonds and Notes are marketable, the structure of the market introduces its own element of risk; a seller may find, on occasion, that dealers are unwilling to make bids for certain issues that the seller considers reasonable. If the seller is forced to sell, he or she may realize a capital loss that would not have been necessary in different circumstances. Because the NAV of the Fund's shares reflects the degree of willingness of dealers to bid for Municipal Bonds and Notes, the price of the Fund's shares may be subject to greater fluctuation than shares of other investment companies with different investment policies. See "Net Asset Value" in the Statement of Additional Information.

  The ratings of Moody's, S&P and other NRSROs represent each service's opinion as to the quality of the Municipal Bonds or Notes rated. It should be emphasized that ratings are general and are not absolute standards of quality or guarantees as to the creditworthiness of an issuer. Subsequent to its purchase by the Fund, an issue of Municipal Bonds or Notes may cease to be rated, or its ratings may be reduced. Neither event requires the elimination of that obligation from the Fund's portfolio, but will be a factor in determining whether the Fund should continue to hold that issue in its portfolio.

  From time to time, proposals have been introduced before Congress for the purpose of restricting or eliminating the federal income tax exemption for interest on Municipal Bonds and Notes and for providing state and local governments with federal credit assistance. Reevaluation of the Fund's investment objective and structure might be necessary in the future due to market conditions which may result from future changes in the tax laws.

Futures Contracts and Options Thereon

  The Fund may engage in transactions in futures contracts for return enhancement and risk management purposes as well as to reduce the risk of fluctuations in the value of its assets caused by interest rate changes by hedging its portfolio through the use of financial futures and options thereon traded on a commodities exchange or board of trade.

  Futures Contracts

  The Fund may enter into futures contracts for the purchase or sale of debt securities and financial indices (collectively, interest rate futures contracts) in accordance with the Fund's investment objective. A purchase of a futures contract (or a long futures position) means the assumption of a contractual obligation to acquire a specified quantity of the securities underlying the contract at a specified price at a specified future date. A sale of a futures contract (or a short futures position) means the assumption of a contractual obligation to deliver a specified quantity of the securities underlying the contract at a specified price at a specified future date. At the time a futures contract is purchased or sold, the Fund is required to deposit cash, or other liquid assets with a futures commission merchant or in a segregated account representing between approximately 11/2% to 5% of the contract amount, called initial margin. Thereafter, the futures contract will be valued daily and the payment in cash of maintenance or variation margin may be required, resulting in the Fund paying or receiving cash that reflects any decline or increase in the contract's value, a process known as marking-to-market.

  Some futures contracts by their terms may call for the actual delivery or acquisition of the underlying assets and other futures contracts must be cash settled. In most cases the contractual obligation is extinguished before the expiration of the contract by buying (to offset an earlier sale) or selling (to offset an earlier purchase) an identical futures contract calling for delivery or acquisition in the same month. The purchase (or sale) of an offsetting futures contract is referred to as a closing transaction.

  Limitations on the Purchase and Sale of Futures Contracts and Related Options

  CFTC Limits. In accordance with Commodity Futures Trading Commission (CFTC) regulations, the Fund is not permitted to purchase or sell interest rate futures contracts or options thereon for return enhancement or risk management purposes if immediately thereafter the sum of the amounts of initial margin deposits on a Fund's existing futures and premiums paid for options on futures exceed 5% of the liquidation value of such Fund's total assets (the 5% CFTC limit). This restriction does not apply to the purchase and sale of interest rate futures contracts and options thereon for bona fide hedging purposes.

  Segregation Requirements. To the extent the Fund enters into futures contracts, it is required by the Commission to maintain a segregated asset account sufficient to cover the Fund's obligations with respect to such futures contracts, which will consist of cash or other liquid assets from their portfolios in an amount equal to the difference between the fluctuating market value of such futures contracts and the aggregate value of the initial margin deposited by the Fund with respect to such futures contracts. Offsetting the contract by another identical contract eliminates the segregation requirement. See "Investment Objective and Policies-Segregated Accounts" in the Statement of Additional Information.

  With respect to options on futures, there are no segregation requirements for options that are purchased and owned by the Fund. However, written options, since they involve potential obligations of the Fund, may require segregation of Fund assets if the options are not covered as described below under "Options on Futures Contracts." If the Fund writes a call option that is not 'covered,' it must segregate and maintain for the term of the option cash or other liquid, unencumbered assets equal to the fluctuating value of the optioned futures. If a Fund writes a put option that is not covered, the segregated amount would have to be at all times equal in value to the exercise price of the put (less any initial margin deposited by the Fund with respect to such option).

  Use of Interest Rate Futures Contracts

  Interest rate futures contracts will be used for bona fide hedging, risk management and return enhancement purposes.

  Position Hedging. The Fund might sell interest rate futures contracts to protect the Fund against a rise in interest rates which would be expected to decrease the value of debt securities which the Fund holds. This would be considered a bona fide hedge and, therefore, is not subject to the 5% CFTC limit. For example, if interest rates are expected to increase, the Fund might sell futures contracts on debt securities, the values of which historically have closely correlated or are expected to closely correlate to the values of the Fund's portfolio securities. Such a sale would have an effect similar to selling an equivalent value of the Fund's portfolio securities. If interest rates increase, the value of the Fund's portfolio securities will decline, but the value of the futures contracts to the Fund will increase at approximately an equivalent rate thereby keeping the NAV of the Fund from declining as much as it otherwise would have. The Fund could accomplish similar results by selling debt securities with longer maturities and investing in debt securities with shorter maturities when interest rates are expected to increase. However, since the futures market may be more liquid than the cash market, the use of futures contracts as a hedging technique would allow the Fund to maintain a defensive position without having to sell portfolio securities. If in fact interest rates decline rather than rise, the value of the futures contract will fall but the value of the bonds should rise and should offset all or part of the loss. If futures contracts are used to hedge 100% of the bond position and correlate precisely with the bond positions, there should be no loss or gain with a rise (or fall) in interest rates. However, if only 50% of the bond position is hedged with futures, then the value of the remaining 50% of the bond position would be subject to change because of interest rate fluctuations. Whether the bond positions and futures contracts correlate is a significant risk factor.

  Anticipatory Position Hedging. Similarly, when it is expected that interest rates may decline and the Fund intends to acquire debt securities, the Fund might purchase interest rate futures contracts. The purchase of futures contracts for this purpose would constitute an anticipatory hedge against increases in the price of debt securities (caused by declining interest rates) which the Fund subsequently acquires and would normally qualify as a bona fide hedge not subject to the 5% CFTC limit. Since fluctuations in the value of appropriately selected futures contracts should approximate that of the debt securities that would be purchased, the Fund could take advantage of the anticipated rise in the cost of the debt securities without actually buying them. Subsequently, the Fund could make the intended purchases of the debt securities in the cash market and concurrently liquidate the futures positions.

  Risk Management and Return Enhancement. The Fund might sell interest rate futures contracts covering bonds. This has the same effect as selling bonds in the portfolio and holding cash and reduces the duration of the portfolio. (Duration measures the price sensitivity of the portfolio to interest rates. The longer the duration, the greater the impact of interest rate changes on the portfolio's price.) This should lessen the risks associated with a rise in interest rates. In some circumstances, this may serve as a hedge against a loss of principal, but is usually referred to as an aspect of risk management.

  The Fund might buy interest rate futures contracts covering bonds with a longer maturity than its portfolio average. This would tend to increase the duration and should increase the gain in the overall portfolio if interest rates fall. This is often referred to as risk management rather than hedging but, if it works as intended, has the effect of increasing principal value. It if does not work as intended because interest rates rise instead of fall, the loss will be greater than would otherwise have been the case. Futures contracts used for these purposes are not considered bona fide hedges and, therefore, are subject to the 5% CFTC limit.

  Options on Futures Contracts

  The Fund may enter into options on futures contracts for certain bona fide hedging, risk management and return enhancement purposes. This includes the ability to purchase put and call options and write (i.e., sell) covered put and call options on futures contracts that are traded on commodity and futures exchanges.

  If the Fund purchased an option on a futures contract, it has the right but not the obligation, in return for the premium paid, to assume a position in a futures contract (a long position if the option is a call or a short position if the option is a put) at a specified exercise price at any time during the option exercise period.

  Unlike purchasing an option, which is similar to purchasing insurance to protect against a possible rise or fall of security prices or currency values, the writer or seller of an option undertakes an obligation upon exercise of the option to either buy or sell the underlying futures contract at the exercise price. A writer of a call option has the obligation upon exercise to assume a short futures position and a writer of a put option has the obligation to assume a long futures position. Upon exercise of the option, the assumption of offsetting futures positions by the writer and holder of the option will be accompanied by delivery of the accumulated cash balance in the writer's futures margin account which represents the amount by which the market price of the futures contract at exercise exceeds (in the case of a call) or is less than (in the case of a put) the exercise price of the option on the futures contract. If there is no balance in the writer's margin account, the option is "out of the money" and will not be exercised. The Fund, as the writer, has income in the amount it was paid for the option. If there is a margin balance, the Fund will have a loss in the amount of the amount of the balance less the premium it was paid for writing the option.

  When the Fund writes a put or call option on futures contracts, the option must either be covered or, to the extent not covered, will be subject to segregation requirements. The Fund will be considered covered with respect to a call option it writes on a futures contract if the Fund owns the securities or currency which is deliverable under the futures contract or an option to purchase that futures contract having a strike price equal to or less than the strike price of the covered option. A Fund will be considered covered with respect to a put option it writes on a futures contract if it owns an option to sell that futures contract having a strike price equal to or greater than the strike price of the covered option.

 To the extent the Fund is not covered as described above with respect to written options, it will segregate and maintain for the term of the option cash or liquid assets.

  Use of Options on Futures Contracts

  Options on interest rate futures contracts would be used for bona fide hedging, risk management and return enhancement purposes.

  Position Hedging. The Fund may purchase put options on interest rate or currency futures contracts to hedge its portfolio against the risk of a decline in the value of the debt securities it owns as a result of rising interest rates.

  Anticipatory Hedging. The Fund may also purchase call options on futures contracts as a hedge against an increase in the value of securities the Fund might intend to acquire as a result of declining interest rates.

  Writing a put option on a futures contract may serve as a partial anticipatory hedge against an increase in the value of debt securities the Fund might intend to acquire. If the futures price at expiration of the option is above the exercise price, the Fund retains the full amount of the option premium which provides a partial hedge against any increase that may have occurred in the price of the debt securities the Fund intended to acquire. If the market price of the underlying futures contract is below the exercise price when the option is exercised, the Fund would incur a loss, which may be wholly or partially offset by the decrease in the value of the securities the Fund might intend to acquire.

  Whether options on interest rate futures contracts are subject to or exempt from the 5% CFTC limit depends on whether the purpose of the options constitutes a bona fide hedge.

  Risk Management and Return Enhancement. Writing a put option that does not relate to securities the Fund intends to acquire would be a return enhancement strategy which would result in a loss if interest rates rise.

  Similarly, writing a covered call option on a futures contract is also a return enhancement strategy. If the market price of the underlying futures contract at expiration of a written call option is below the exercise price, the Fund would retain the full amount of the option premium increasing the income of the Fund. If the futures price when the option is exercised is above the exercise price, however, the Fund would sell the underlying securities which was the cover for the contract and incur a gain or loss depending on the cost basis for the underlying assets.

  Writing a covered call option as in any return enhancement strategy can also be considered a partial hedge against a decrease in the value of a Fund's portfolio securities. The amount of the premium received acts as a partial hedge against any decline that may have occurred in the Fund's debt securities.

  Risks Relating to Transactions in Futures Contracts and Options Thereon

  The Fund's ability to establish and close out positions in futures contracts and options on futures contracts would be impacted by the liquidity of these markets. Although the Fund generally would purchase or sell only those futures contracts and options thereon for which there appeared to be a liquid market, there is no assurance that a liquid market on an exchange will exist for any particular futures contract or option at any particular time. In the event no liquid market exists for a particular futures contract or option thereon in which the Fund maintains a position, it would not be possible to effect a closing transaction in that contract or to do so at a satisfactory price and the Fund would have to either make or take delivery under the futures contract or, in the case of a written call option, wait to sell the underlying securities until the option expired or was exercised, or, in the case of a purchased option, exercise the option. In the case of a futures contract or an option on a futures contract which the Fund had written and which the Fund was unable to close, the Fund would be required to maintain margin deposits on the futures contract or option and to make variation margin payments until the contract is closed.

  Risks inherent in the use of these strategies include (1) dependence on the investment adviser's ability to predict correctly movements in the direction of interest rates, securities prices and markets; (2) imperfect correlation between the price of futures contracts and options thereon and movement in the prices of the securities being hedged; (3) the fact that the skills needed to use these strategies are different from those needed to select portfolio securities; (4) the possible absence of a liquid secondary market for any particular instrument at any time; and (5) the possible inability of the Fund to sell a portfolio security at a time that otherwise would be favorable for it to do so. In the event it did sell the security and eliminated its cover, it would have to replace its cover with an appropriate futures contract or option or segregate securities with the required value, as described under "Segregation Requirements."

  Although futures prices themselves have the potential to be extremely volatile, in the case of any strategy involving interest rate futures contracts and options thereon when the Subadviser's expectations are not met, assuming proper adherence to the segregation requirement, the volatility of the Fund as a whole should be no greater than if the same strategy had been pursued in the cash market.

  Exchanges on which futures and related options trade may impose limits on the positions that the Fund may take in certain circumstances. In addition, the hours of trading of financial futures contracts and options thereon may not conform to the hours during which the Fund may trade the underlying securities. To the extent the futures markets close before the securities markets, significant price and rate movements can take place in the securities markets that cannot be reflected in the futures markets.

  Pursuant to the requirements of the Commodity Exchange Act, as amended (the Commodity Exchange Act), all futures contracts and options thereon must be traded on an exchange. Since a clearing corporation effectively acts as the counterparty on every futures contract and option thereon, the counterparty risk depends on the strength of the clearing or settlement corporation associated with the exchange. Additionally, although the exchanges provide a means of closing out a position previously established, there can be no assurance that a liquid market will exist for a particular contract at a particular time. In the case of options on futures, if such a market does not exist, the Fund, as the holder of an option on futures contracts, would have to exercise the option and comply with the margin requirements for the underlying futures contract to realize any profit, and if the Fund were the writer of the option, its obligation would not terminate until the option expired or the Fund was assigned an exercise notice.

  There can be no assurance that the Fund's use of futures contracts and related options will be successful and the Fund may incur losses in connection with its purchase and sale of future contracts and related options.

OTHER INVESTMENTS AND POLICIES

  When-Issued and Delayed Delivery Securities

  The Fund may purchase municipal obligations on a when-issued or delayed delivery basis, in each case without limit. When municipal obligations are offered on a when-issued or delayed delivery basis, the price and coupon rate are fixed at the time the commitment to purchase is made, but delivery and payment for such securities take place at a later date. During the period between purchase and settlement, no interest accrues to the purchaser. In the case of purchases by the Fund, the price that the Fund is required to pay on the settlement date may be in excess of the market value of the municipal obligations on that date. While securities may be sold prior to the settlement date, the Fund intends to purchase these securities with the purpose of actually acquiring them unless a sale would be desirable for investment reasons. At the time the Fund makes the commitment to purchase a municipal obligation on a when-issued basis, it will record the transaction and reflect the value of the obligation, each day, in determining its NAV. This value may fluctuate from day to day in the same manner as values of municipal obligations otherwise held by the Fund. If the seller defaults in the sale, the Fund could fail to realize the appreciation, if any, that had occurred. The Fund will establish a segregated account in which it will maintain cash or other liquid assets equal in value to its commitments for when-issued or delayed delivery securities.

  Municipal Lease Obligations

  The Fund may also invest in municipal lease obligations. A municipal lease obligation is a municipal security the interest on and principal of which is payable out of lease payments made by the party leasing the facilities financed by the issue. Typically, municipal lease obligations are issued by a state or municipal financing authority to provide funds for the construction of facilities (e.g., schools, dormitories, office buildings or prisons). The facilities are typically used by the state or municipality pursuant to a lease with a financing authority. Certain municipal lease obligations may trade infrequently. Accordingly, the investment adviser will monitor the liquidity of municipal lease obligations under the supervision of the Board of Directors. Municipal lease obligations will not be considered illiquid for purposes of the Fund's 15% limitation on illiquid securities provided the investment adviser determines that there is a readily available market for such securities. See "Illiquid Securities" below and "Investment Objective and Policies-Illiquid Securities" in the Statement of Additional Information.

  Illiquid Securities

  The Fund may hold up to 15% of its net assets in illiquid securities, including repurchase agreements which have a maturity of longer than seven days or contractual restrictions on resale and securities that are not readily marketable. Securities, including municipal lease obligations, that have a readily available market are not considered illiquid for the purposes of this limitation. The investment adviser will monitor the liquidity of such securities under the supervision of the Directors. See "Investment Objectives and Policies-Illiquid Securities" in the Statement of Additional Information. Repurchase agreements subject to demand are deemed to have a maturity equal to the notice period.

  Investments in Securities of Other Investment Companies

  The Fund may invest up to 10% of its total assets in shares of other investment companies. To the extent that the Fund does invest in securities of other investment companies, shareholders of the Fund may be subject to duplicate management and advisory fees.

  Borrowing

  The Fund may borrow an amount equal to no more than 331/3% of the value of its total assets (calculated when the loan is made) from banks for temporary, extraordinary or emergency purposes or for the clearance of transactions. The Fund may pledge up to 331/3% of its total assets to secure these borrowings. However, the Fund will not purchase portfolio securities when borrowings exceed 5% of the value of the Fund's total assets.

PORTFOLIO MANAGEMENT TECHNIQUES

  In seeking to achieve the Fund's investment objective, the Fund's investment adviser will cause the Fund to purchase securities which it believes represent the best values then currently available in the marketplace. Such values are a function of yield, maturity, issue classification and quality characteristics, coupled with expectations regarding the economy, movements in the general level and term structure of interest rates, political developments and variations in the supply of funds available for investment in the tax-exempt market relative to the demand for funds placed upon it. The following are some of the more important management techniques which will be utilized by the Fund's investment adviser.

  Adjustment of Maturities

  The investment adviser will seek to anticipate movements in interest rates and will adjust the maturity distribution of the portfolio accordingly. Longer term securities have ordinarily yielded more than shorter term securities. From time to time, however, the normal yield relationships between longer and shorter term securities have been reversed. In addition, longer term securities have historically been subject to greater and more rapid price fluctuation. The investment adviser will be free to take advantage of price volatility in order to attempt to increase the Fund's NAV by making appropriate sales and purchases of portfolio securities.

  Issue and Quality Classification

  Securities with the same general quality rating and maturity characteristics, but which vary according to the purpose for which they were issued, often tend to trade at different yields. Similarly, securities issued for similar purposes and with the same general maturity characteristics, but which vary according to the creditworthiness of their respective issuers, tend to trade at different yields. These yield differentials tend to fluctuate in response to political and economic developments as well as temporary imbalances in normal supply and demand relationships. The investment adviser monitors these fluctuations closely, and will adjust portfolio positions in various issue and quality classifications according to the value disparities brought about by these yield relationship fluctuations.

INVESTMENT RESTRICTIONS

  The Fund is subject to certain investment restrictions which, like its investment objective, constitute fundamental policies. Fundamental policies cannot be changed without the approval of the holders of a majority of the Fund's outstanding voting securities, as defined in the Investment Company Act of 1940, as amended (the Investment Company Act). See "Investment Restrictions" in the Statement of Additional Information.


                            HOW THE FUND IS MANAGED


  The Fund has a Board of Directors which, in addition to overseeing the actions of the Fund's Manager, Subadviser and Distributor, as set forth below, decides upon matters of general policy. The Fund's Manager conducts and supervises the daily business operations of the Fund. The Fund's Subadviser furnishes daily investment advisory services.

  For the year ended December 31, 1997, the Fund's total expenses as a percentage of average net assets for the Fund's Class A, Class B and Class C shares were .70%, 1.10%, and 1.35%, respectively. See "Financial Highlights."

MANAGER

  Prudential Investments Fund Management LLC (PIFM or the Manager), Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077 is the Manager of the Fund and is compensated for its services at an annual rate of .50 of 1% of the Fund's average daily net assets up to and including $250 million, .475 of 1% of the next $250 million, .45 of 1% of the next $500 million, .425 of 1% of the next $250 million, .40 of 1% of the next $250 million and .375 of 1% of the Fund's average daily net assets in excess of $1.5 billion. PIFM is organized in New York as a limited liability company. It is the successor to Prudential Mutual Fund Management, Inc., which transferred its assets to PIFM in September 1996. For the fiscal year ended December 31, 1997, the Fund paid management fees to PIFM of .48% of the Fund's average daily net assets. See "Fee Waivers" below and "Manager" in the Statement of Additional Information.

  As of January 31, 1998, PIFM served as the manager to 42 open-end investment companies, constituting all of the Prudential Mutual Funds, and as manager or administrator to 22 closed-end investment companies, with aggregate assets of approximately $63 billion.

  Under the Management Agreement with the Fund, PIFM manages the investment operations of the Fund and also administers the Fund's corporate affairs. See "Manager" in the Statement of Additional Information.

  Under a Subadvisory Agreement between PIFM and The Prudential Investment Corporation (PIC), doing business as Prudential Investments (PI, the Subadviser or the investment adviser), the Subadviser furnishes investment advisory services in connection with the management of the Fund and is reimbursed by PIFM for its reasonable costs and expenses incurred in providing such services. PIFM continues to have responsibility pursuant to the Management Agreement for all investment advisory services and supervises the Subadviser's performance of such services.

  The current portfolio manager of the Fund is Peter J. Allegrini, a Managing Director of Prudential Investments. Mr. Allegrini is responsible for the day-to-day management of the Fund's portfolio. Mr. Allegrini has managed the Fund's portfolio since April 1996. Mr. Allegrini has been employed by PI as a portfolio manager since July 1994 and serves as the portfolio manager of a number of other portfolios managed by PI. He was employed by Fidelity Investments from 1982 to 1985 as a senior bond analyst and from 1985 to 1994 as a portfolio manager, most recently of Fidelity Adviser High Income Municipal Fund.

  PIFM and PIC are wholly-owned subsidiaries of The Prudential Insurance Company of America (Prudential), a major diversified insurance and financial services company.

DISTRIBUTOR

  Prudential Securities Incorporated (Prudential Securities or the Distributor), One Seaport Plaza, New York, New York 10292, is a corporation organized under the laws of the State of Delaware and serves as the distributor of the shares of the Fund. It is an indirect, wholly-owned subsidiary of Prudential.

  Under separate Distribution and Service Plans (the Class A Plan, the Class B Plan and the Class C Plan, each a Plan, and collectively, the Plans) adopted by the Fund under Rule 12b-1 under the Investment Company Act and a distribution agreement (the Distribution Agreement), the Distributor incurs the expenses of distributing the Fund's Class A, Class B and Class C shares. These expenses include commissions and account servicing fees paid to, or on account of, financial advisers of the Distributor and representatives of Pruco Securities Corporation (Prusec), an affiliated broker-dealer, commissions and account servicing fees paid to, or on account of, other broker-dealers or financial institutions (other than national banks) which have entered into agreements with the Distributor, advertising expenses, the cost of printing and mailing prospectuses to potential investors and indirect and overhead costs of the Distributor and Prusec associated with the sale of Fund shares, including lease, utility, communications and sales promotion expenses.

  Under the Plans, the Fund is obligated to pay distribution and/or service fees to the Distributor as compensation for its distribution and service activities, not as reimbursement for specific expenses incurred. If the Distributor's expenses exceed its distribution and service fees, the Fund will not be obligated to pay any additional expenses. If the Distributor's expenses are less than such distribution and service fees, it will retain its full fees and realize a profit.

  Under the Class A Plan, the Fund may pay the Distributor for its distribution-related activities with respect to Class A shares at an annual rate of up to .30 of 1% of the average daily NAV of the Class A shares. The Class A Plan provides that (i) up to .25 of 1% of the average daily net assets of the Class A shares may be used to pay for personal service and/or the maintenance of shareholder accounts (service fee) and (ii) total distribution fees (including the service fee of .25 of 1%) may not exceed .30 of 1% of the average daily net assets of the Class A shares. It is expected that in the case of Class A shares, proceeds from the distribution fee will be used primarily to pay account servicing fees to financial advisers. The Distributor has agreed to limit its distribution-related fees payable under the Class A Plan to .10 of 1% of the average daily net assets of the Class A shares for the fiscal year ending December 31, 1998.

  Under the Class B and Class C Plans, the Fund may pay the Distributor for its distribution-related activities with respect to Class B and Class C shares at an annual rate of up to .50 of 1% and up to 1% of the average daily net assets of the Class B and Class C shares, respectively. The Class B Plan provides for the payment to the Distributor of (i) an asset-based sales charge of up to .50 of 1% of the average daily net assets of the Class B shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class B shares; provided that the total distribution-related fee does not exceed .50 of 1%. The Class C Plan provides for the payment to the Distributor of (i) an asset-based sales charge of up to .75 of 1% of the average daily net assets of the Class C shares, and (ii) a service fee of up to .25 of 1% of the average daily net assets of the Class C shares. The service fee is used to pay for personal service and/or the maintenance of shareholder accounts. The Distributor has agreed to limit its distribution-related fees payable under the Class C Plan to
 .75 of 1% of the average daily net assets of the Class C shares for the fiscal year ending December 31, 1998. The Distributor also receives contingent deferred sales charges from certain redeeming shareholders. See "Shareholder Guide-How to Sell Your Shares-Contingent Deferred Sales Charge."

  For the fiscal year ended December 31, 1997, the Fund paid distribution expenses of .10 of 1%, .50 of 1% and .75 of 1% of the average net assets of the Class A, Class B and Class C shares, respectively. The Fund records all payments made under the Plans as expenses in the calculation of net investment income. See "Distributor" in the Statement of Additional Information.

  Distribution expenses attributable to the sale of shares of the Fund will be allocated to each such class based upon the ratio of sales of each such class to the sales of all shares of the Fund other than expenses allowable to a particular class. The distribution fee and sales charge of one class will not be used to subsidize the sale of another class.

  Each Plan provides that it shall continue in effect from year to year provided that a majority of the Board of Directors of the Fund, including a majority of the Directors who are not interested persons of the Fund (as defined in the Investment Company Act) and who have no direct or indirect financial interest in the operation of the Plan or any agreement related to the Plan (the Rule 12b-1 Directors), vote annually to continue the Plan. Each Plan may be terminated at any time by vote of a majority of the Rule 12b-1 Directors or of a majority of the outstanding shares of the applicable class of the Fund. The Fund will not be obligated to pay expenses incurred under any plan if it is terminated or not continued.

  In addition to distribution and service fees paid by the Fund under the Class A, Class B and Class C Plans, the Manager (or one of its affiliates) may make payments out of its own resources to dealers (including Prudential Securities) and other persons who distribute shares of the Fund. Such payments may be calculated by reference to the NAV of shares sold by such persons or otherwise.

  The Distributor is subject to the rules of the National Association of Securities Dealers, Inc. (NASD) governing maximum sales charges. See "Distributor" in the Statement of Additional Information.

FEE WAIVERS

  PIFM may from time to time waive its management fee or a portion thereof and subsidize certain operating expenses of the Fund. The Fund is not required to reimburse PIFM for such management fee waivers. Effective September 1, 1997, PIFM discontinued its waiver of its management fee of .05% of 1% of the Funds average daily net assets. See "Fund Expenses."

  The Distributor has agreed to limit its distribution fee for the Class A and Class C shares as described above under "Distributor." Fee waivers will increase the Fund's yield and total return. See "Performance Information" in the Statement of Additional Information and "Fund Expenses" above.

PORTFOLIO TRANSACTIONS

  The Distributor may also act as a broker or futures commission merchant for the Fund, provided that the commissions, fees or other remuneration it receives are fair and reasonable. See "Portfolio Transactions and Brokerage" in the Statement of Additional Information.

CUSTODIAN AND TRANSFER AND DIVIDEND DISBURSING AGENT

  State Street Bank and Trust Company (State Street or the Custodian), One Heritage Drive, North Quincy, Massachusetts 02171, serves as Custodian for the Fund's portfolio securities and cash and, in that capacity, maintains certain financial and accounting books and records pursuant to an agreement with the Fund. Its mailing address is P.O. Box 1713, Boston, Massachusetts 02105.

  Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), Raritan Plaza One, Edison, New Jersey 08837, serves as Transfer Agent and Dividend Disbursing Agent and in those capacities maintains certain books and records for the Fund. Its mailing address is P.O. Box 15005, New Brunswick, New Jersey 08906-5005. PMFS is a wholly-owned subsidiary of PIFM.

YEAR 2000

  The services provided to the Fund and the shareholders by the Manager, the Distributor, the Transfer Agent and the Custodian depend on the smooth functioning of their computer systems and those of their outside service providers. Many computer software systems in use today cannot distinguish the year 2000 from the year 1900 because of the way dates are encoded and calculated. Such event could have a negative impact on handling securities income, payments of interest and dividends, pricing and account services. Although, at this time, there can be no assurance that there will be no adverse impact on the Fund. The Manager, the Distributor, the Transfer Agent and the Custodian have advised the Fund that they have been actively working on necessary changes to their computer systems to prepare for the year 2000 and expect that their systems, and those of their outside services, will be adapted in time for that event.

                         HOW THE FUND VALUES ITS SHARES


  The Fund's NAV is determined by subtracting its liabilities from its assets and dividing the remainder by the number of outstanding shares. NAV is calculated separately for each class. The Board of Directors has fixed the specific time of day for the computation of the Fund's NAV to be as of 4:15 P.M., New York time.

  Portfolio securities are valued based on market quotations or, if not readily available, at fair value as determined in good faith under procedures established by the Fund's Board of Directors. See "Net Asset Value" in the Statement of Additional Information.

  The Fund will compute its NAV once daily on days that the New York Stock Exchange is open for trading except on days on which no orders to purchase, sell or redeem shares have been received by the Fund or days on which changes in the value of the Fund's portfolio securities do not materially affect the NAV.

  Although the legal rights of each class of shares are substantially identical, the different expenses borne by each class will result in different NAVs and dividends. The NAV of Class B and Class C shares will generally be lower than the NAV of Class A shares as a result of the larger distribution-related fee to which Class B and Class C shares are subject. It is expected, however, that the NAV per share of the three classes will tend to converge immediately after the recording of dividends, if any, which will differ by approximately the amount of the distribution and/or service fee expense accrual differential among the classes.


                      HOW THE FUND CALCULATES PERFORMANCE


  From time to time the Fund may advertise its yield, tax equivalent yield, and total return (including average annual total return and aggregate total return) in advertisements or sales literature. Yield, tax equivalent yield, and total return are calculated separately for Class A, Class B and Class C shares. These figures are based on historical earnings and are not intended to indicate future performance. The yield refers to the income generated by an investment in the Fund over a 30-day period. This income is then annualized; that is, the amount of income generated by the investment during that 30-day period is assumed to be generated each 30-day period for twelve periods and is shown as a percentage of the investment. The income earned on the investment is also assumed to be reinvested at the end of the sixth 30-day period. The tax equivalent yield is calculated similarly to the yield, except that the yield is increased using a stated income tax rate to demonstrate the taxable yield necessary to produce an after-tax yield equivalent to the Fund. The total return shows what an investment in the Fund would have earned over a specified period of time (i.e., one, five or ten years or since inception of the Fund) assuming that all distributions and dividends by the Fund were reinvested on the reinvestment dates during the period and less all recurring fees. The aggregate total return reflects actual performance over a stated period of time. Average annual total return is a hypothetical rate of return that, if achieved annually, would have produced the same aggregate total return if performance had been constant over the entire period. Average annual total return smooths out variations in performance and takes into account any applicable initial or contingent deferred sales charges. Neither average annual total return nor aggregate total return takes into account any federal or state income taxes which may be payable upon redemption. The Fund also may include comparative performance information in advertising or marketing the Fund's shares. Such performance information may include data from Lipper Analytical Services, Inc., Morningstar Publications, Inc.,
                                       22
other industry publications, business periodicals, and market indices. See "Performance Information" in the Statement of Additional Information. Further performance information is contained in the Fund's annual and semi-annual reports to shareholders, which may be obtained without charge. See "Shareholder Guide-Shareholder Services-Reports to Shareholders."

                       TAXES, DIVIDENDS AND DISTRIBUTIONS


Taxation of the Fund

  The Fund has elected to qualify and intends to remain qualified as a regulated investment company under the Internal Revenue Code. Accordingly, the Fund will not be subject to federal income taxes on its net investment income and net capital and currency gains, if any, that it distributes to its shareholders. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  Gain or loss realized by the Fund from the sale of securities generally will be treated as capital gain or loss; however, gain from the sale of certain securities (including municipal obligations) will be treated as ordinary income to the extent of any market discount. Market discount generally is the difference, if any, between the price paid by the Fund for the security and the principal amount of the security (or, in the case of a security issued at an original issue discount, the revised issued price of the security). The market discount rule does not apply to any security that was acquired by the Fund at its original issue price.

Taxation of Shareholders

  Distributions out of net investment income, to the extent attributable to interest received on tax-exempt securities, are exempt from federal income tax when paid to shareholders. Distributions of other net investment income and net short-term capital gains in excess of net long-term capital losses will be taxable as ordinary income to the shareholder whether or not reinvested. Any net capital gains (i.e., the excess of net capital gains from the sale of assets held for more than 12 months over net short-term capital losses) distributed to shareholders will be taxable as capital gains to the shareholders, whether or not reinvested and regardless of the length of time a shareholder has owned his or her shares. The maximum capital gains rate for individuals is 28% with respect to assets held for more than 12 months, but not more than 18 months, and 20% with respect to assets held for more than 18 months. The maximum capital gains rate for corporate shareholders currently is the same as the maximum tax rate for ordinary income.

  It is not anticipated that corporate shareholders will be entitled to any dividends received deduction with respect to distributions from the Fund.

  Interest on certain private activity tax-exempt obligations issued on or after August 8, 1986, is a preference item for purposes of the alternative minimum tax for both individual and corporate shareholders. In the event that the Fund invests in such obligations, the portion of an exempt-interest dividend of the Fund that is allocable to such municipal obligations will be treated as a preference item to shareholders for purposes of the alternative minimum tax. In addition, a portion of the exempt-interest dividends received by corporate shareholders with respect to interest on tax-exempt obligations, whether or not private activity bonds, will be taken into account in computing the alternative minimum tax. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

  Any gain or loss realized upon a sale of shares of the Fund by a shareholder who is not a dealer in securities will be treated as capital gain or loss. In the case of an individual, any such capital gain will be treated as short-
                                       23
term capital loss if the shares were held for not more than 12 months, capital gain taxable at the maximum rate of 28% if such shares were held for more than 12, but not more than 18 months, and capital gain, taxable at the maximum rate of 20% if such shares were held for more than 18 months. In the case of a corporation, any such capital gain will be treated as long-term capital gain, taxable at the same rates as ordinary income, if such shares were held for more than 12 months. Any such capital loss will be treated as long-term capital loss if the shares have been held for more than one year and otherwise as a short-term capital loss. Any such loss with respect to shares that are held for six months or less however, will be disallowed to the extent of any exempt interest dividends received with respect to such shares, or treated as long-term capital loss to the extent of any capital gain distributions received by the shareholder with respect to such shares.

  The Fund has obtained opinions of counsel to the effect that neither (i) the conversion of Class B shares into Class A shares nor (ii) the exchange of any Class of the Fund's shares for any other Class of its shares constitutes a taxable event for federal income tax purposes. However, such opinions are not binding on the Internal Revenue Service.

  Net tax-exempt interest distributed by the Fund to shareholders may not be exempt from state or local taxation. Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

Withholding Taxes

  Under the Internal Revenue Code, the Fund is generally required to withhold and remit to the U.S. Treasury 31% of taxable dividends, capital gain distributions and redemption proceeds payable to individuals and certain noncorporate shareholders who fail to furnish correct tax identification numbers on IRS Form W-9 (or IRS Form W-8 in the case of certain foreign shareholders) or, generally, who are otherwise subject to backup withholding. Dividends from taxable net investment income and net short-term capital gains paid to a foreign shareholder will generally be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate).

  Shareholders are advised to consult their own tax advisers regarding specific questions as to federal, state or local taxes. See "Taxes, Dividends and Distributions" in the Statement of Additional Information.

Dividends and Distributions

  The Fund expects to declare daily and pay monthly dividends of net investment income and make distributions of net capital gains, if any, at least annually. Dividends paid by the Fund with respect to each class of shares, to the extent any dividends are paid, will be calculated in the same manner, at the same time, on the same day and will be in the same amount except that each class will bear its own distribution expenses, generally resulting in lower dividends for Class B and Class C shares in relation to Class A shares. Distributions of net capital gains, if any, will be paid in the same amount for each class of shares. See "How the Fund Values its Shares."

  Dividends and distributions will be paid in additional Fund shares based on the NAV of each class of Fund shares on the payment date or such other date as the Board of Directors may determine, unless the shareholder elects in writing not less than five business days prior to the record date to receive such dividends and distributions in cash. Such election should be submitted to Prudential Mutual Fund Services LLC, Attention: Account Maintenance, P.O. Box 15015, New Brunswick, New Jersey 08906-5015. The Fund will notify each shareholder after the close of the Fund's taxable year both of the dollar amount and the taxable status of that year's dividends and distributions on a per share basis. If you hold shares through the Distributor, you should contact your financial adviser to elect to receive dividends and distributions in cash.
                                       24

  In determining the amount of capital gains to be distributed, any capital loss carryovers from prior years will be offset against capital gains. The Fund intends to invest its assets so that dividends paid from net tax-exempt interest earned from Municipal Bonds and Notes will qualify as exempt-interest dividends and be excluded from the shareholder's gross income under the Internal Revenue Code.

  Any dividends or distributions of net capital gains paid shortly after a purchase by an investor will have the effect of reducing the NAV of the investor's shares by the per share amount of the distributions. Although in effect a return of invested principal, capital gain distribution and dividends, to the extent such distributions are out of taxable net income, are subject to federal income taxes. Accordingly, prior to purchasing shares of the Fund, an investor should carefully consider the impact of dividends and distributions which are expected to be or have been announced.

  If you buy shares on or immediately before the record date (the date that determined who receives the dividend), you will receive a portion of the money you invested as a taxable dividend. Therefore, you should consider the timing of dividends when buying shares of the Fund.


                              GENERAL INFORMATION


DESCRIPTION OF COMMON STOCK

  The Fund was incorporated in Maryland on January 9, 1980. The Fund is authorized to issue 750 million shares of common stock, $.01 par value per share, divided into three classes, designated Class A, Class B and Class C common stock, each of which consists of 250 million authorized shares. Each class of common stock represents an interest in the same assets of the Fund and is identical in all respects except that (i) each class is subject to different sales charges and distribution and/or service fees, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangement and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class (except that the Fund has agreed with the Commission in connection with the offering of a conversion feature on Class B shares to submit any amendment of the Class A Plan to both Class A and Class B shareholders), (iii) each class has a different exchange privilege and (iv) only Class B shares have a conversion feature. See "How the Fund is Managed-Distributor." The Fund has received an order from the Commission permitting the issuance and sale of multiple classes of common stock. Currently, the Fund is offering only three classes designated Class A, Class B, and Class C shares. In accordance with the Fund's Articles of Incorporation, the Board of Directors may authorize the creation of additional series of common stock and classes within such series, with such preferences, privileges, limitations and voting and dividend rights as the Board may determine.

  The Board of Directors may increase or decrease the number of authorized shares without approval by the shareholders. Shares of the Fund, when issued, are fully paid, nonassessable, fully transferable and redeemable at the option of the holder. Shares are also redeemable at the option of the Fund under certain circumstances as described under "Shareholder Guide-How to Sell Your Shares." Each share of each class of common stock is equal as to earnings, assets and voting privileges, except as noted above, and each class of shares bears the expenses related to the distribution of its shares. Except for the conversion feature applicable to the Class B
                                       25
shares, there are no conversion, preemptive or other subscription rights. In the event of liquidation, each share of common stock of the Fund is entitled to its portion of all of the Fund's assets after all debt and expenses of the Fund have been paid. Since Class B and Class C shares generally bear higher distribution expenses than Class A shares, the liquidation proceeds to shareholders of those classes are likely to be lower than to Class A shareholders. The Fund's shares do not have cumulative voting rights for the election of Directors, so that holders of more than 50 percent of the shares voting can, if they choose, elect all Directors being selected, while the holders of the remaining Shares would be unable to elect any Directors.

  The Fund does not intend to hold annual meetings of shareholders unless otherwise required by law. The Fund will not be required to hold meetings of shareholders unless, for example, the election of Directors is required to be acted on by shareholders under the Investment Company Act. Shareholders have certain rights, including the right to call a meeting upon a vote of 10% of the Fund's outstanding shares for the purpose of voting on the removal of one or more Directors or to transact any other business.

ADDITIONAL INFORMATION

  This Prospectus, including the Statement of Additional Information which has been incorporated by reference herein, does not contain all the information set forth in the Registration Statement filed by the Fund with the Commission under the Securities Act. Copies of the Registration Statement may be obtained at a reasonable charge from the Commission or may be examined, without charge, at the office of the Commission in Washington, D.C.


                               SHAREHOLDER GUIDE


HOW TO BUY SHARES OF THE FUND

  You may purchase shares of the Fund through the Distributor, Prusec or directly from the Fund through its Transfer Agent, Prudential Mutual Fund Services LLC (PMFS or the Transfer Agent), Attention: Investment Services, P.O. Box 15020, New Brunswick, New Jersey 08906-5020. The purchase price is the NAV next determined following receipt of an order by the Transfer Agent or the Distributor plus a sales charge which, at your option, may be imposed either
(i) at the time of purchase (Class A shares) or (ii) on a deferred basis (Class B or Class C shares). See "Alternative Purchase Plan" below. See also, "How the Fund Values its Shares." Payments may be made by cash, wire, check or through your brokerage account.

  An investment in the Fund may not be appropriate for tax-exempt or tax-deferred investors. Such investors should consult their own tax advisers.

  The minimum initial investment is $1,000 for Class A and Class B shares and $5,000 for Class C shares. The minimum subsequent investment is $100 for all classes. All minimum investment requirements are waived for certain employee savings plans. For purchases through the Automatic Savings Accumulation Plan, the minimum initial and subsequent investment is $50. See "Shareholder Services" below.

  Application forms can be obtained from PMFS, the Distributor or Prusec. If a stock certificate is desired, it must be requested in writing for each transaction. Certificates are issued only for full shares. Shareholders who hold their shares through the Distributor will not receive stock certificates.
                                       26

  The Fund reserves the right to reject any purchase order (including an exchange into the Fund) or to suspend or modify the continuous offering of its shares. See "How to Sell Your Shares" below.

  Your dealer is responsible for forwarding payment promptly to the Fund. The Distributor reserves the right to cancel any purchase order for which payment has not been received by the third business day following the investment.

  Transactions in Fund shares may be subject to postage and handling charges imposed by your dealer.

  Purchase by Wire. For an initial purchase of shares of the Fund by wire, you must first telephone PMFS to receive an account number at (800) 225 -1852 (toll-free). The following information will be requested: your name, address, tax identification number, class election, dividend distribution election, amount being wired and wiring bank. Instructions should then be given by you to your bank to transfer funds by wire to State Street Bank and Trust Company (State Street), Boston, Massachusetts, Custody and Shareholder Services Division, Attention: Prudential National Municipals Fund, Inc., specifying on the wire the account number assigned by PMFS and your name and identifying the class in which you are eligible to invest (Class A, Class B, or Class C shares).

  If you arrange for receipt by State Street of Federal Funds prior to the calculation of NAV (4:15 P.M., New York time), on a business day, you may purchase shares of the Fund as of that day. See "Net Asset Value in the Statement of Additional Information.

  In making a subsequent purchase order by wire, you should wire State Street directly and should be sure that the wire specifies Prudential National Municipals Fund, Inc., Class A, Class B, or Class C shares and your name and individual account number. It is not necessary to call PMFS to make subsequent purchase orders utilizing Federal Funds. The minimum amount which may be invested by wire is $1,000.

ALTERNATIVE PURCHASE PLAN

  The Fund offers three classes of shares (Class A, Class B and Class C shares) which allows you to choose the most beneficial sales charge structure for your individual circumstances given the amount of the purchase, the length of time you expect to hold the shares and other relevant circumstances (Alternative Purchase Plan).


                                                Annual 12b-1 Fees
                                                (as a % of average
                  Sales Charge                  daily net assets)               Other information
        -------------------------------- ------------------------------- ------------------------------
                                                                         Initial sales charge waived or
        Maximum initial sales charge of  .30 of 1% (Currently being      reduced for certain
Class A 3% of the public offering price  charged at a rate of .10 of 1%) purchases

        Maximum CDSC of 5% of the
        lesser of the amount invested or                                 Shares convert to Class A
        the redemption proceeds;                                         shares approximately seven
Class B declines to zero after six years .50 of 1%                       years after purchase

        Maximum CDSC of 1% of the
        lesser of the amount invested or
        the redemption proceeds on
        redemptions made within one      1% (Currently being charged     Shares do not convert to
Class C year of purchase                 at a rate of .75 of 1%)         another class

  The three classes of shares represent an interest in the same portfolio of investments of the Fund and have the same rights, except that (i) each class is subject to different sales charges and distribution and/or service fees, which may affect performance, (ii) each class has exclusive voting rights on any matter submitted to shareholders that relates solely to its arrangements and has separate voting rights on any matter submitted to shareholders in which the interests of one class differ from the interests of any other class (except as noted under the heading "General Information-Description of Common Stock"),
(iii) each class has a different exchange feature and (iv) only Class B shares have a conversion feature. See "How to Exchange Your Shares" below. The income attributable to each class and the dividends payable on the shares of each class will be reduced by the amount of the distribution fee (if any) of each class. Class B and Class C shares bear the expenses of a higher distribution fee which will generally cause them to have higher expense ratios and to pay lower dividends than Class A shares.

  Financial advisers and other sales agents who sell shares of the Fund will receive different compensation for selling Class A, Class B and Class C shares and will generally receive more compensation initially for selling Class A and Class B shares than for selling Class C shares.

  In selecting a purchase alternative, you should consider, among other things,
(1) the length of time you expect to hold your investment, (2) the amount of any applicable sales charge (whether imposed at the time of purchase or redemption) and distribution-related fees, as noted above, (3) whether you qualify for any reduction or waiver of any applicable sales charge, (4) the various exchange privileges among the different classes of shares (see "How to Exchange Your Shares" below) and (5) the fact that Class B shares automatically convert to Class A shares approximately seven years after purchase (see "Conversion Feature-Class B Shares" below).

  The following is provided to assist you in determining which method of purchase best suits your individual circumstances and is based on current fees and expenses being charged to the Fund:

  If you intend to hold your investment in the Fund for less than 5 years and do not qualify for a reduced sales charge on Class A shares, since Class A shares are subject to a maximum initial sales charge of 3% and Class B shares are subject to a CDSC of 5% which declines to zero over a 6 year period, you should consider purchasing Class C shares over either Class A or Class B shares.

  If you intend to hold your investment for more than 5 years and do not qualify for a reduced sales charge on Class A shares, since Class B shares convert to Class A shares approximately 7 years after purchase and because all of your money would be invested initially in the case of Class B shares, you should consider purchasing Class B shares over either Class A or Class C shares.

  If you qualify for a reduced sales charge on Class A shares, it may be more advantageous for you to purchase Class A shares over either Class B or Class C shares regardless of how long you intend to hold your investment. However, unlike Class B and Class C shares, you would not have all of your money invested initially because the sales charge on Class A shares is deducted at the time of purchase.

  If you do not qualify for a reduced sales charge on Class A shares and you purchase Class C shares, you would have to hold your investment for more than 4 years for the higher cumulative annual distribution-related fee on Class C shares to exceed the initial sales charge plus cumulative annual distribution-related fees on Class A shares. This does not take into account the time value of money, which further reduces the impact of the higher Class C distribution-related fee on the investment, fluctuations in NAV, the effect of the return on the investment over this period of time or redemptions during which the CDSC is applicable.
                                       28

  All purchases of $1 million or more, either as part of a single investment or under Rights of Accumulation or Letters of Intent, must be for Class A shares. See "Reduction and Waiver of Initial Sales Charges" below.

  Class A Shares

  The offering price of Class A shares for investors choosing the initial sales charge alternative is the next determined NAV plus a sales charge (expressed as a percentage of the offering price and of the amount invested) as shown in the following table:

                       Sales Charge as Sales Charge as Dealer Concession
                        Percentage of  Percentage of   as Percentage of
Amount of Purchase     Offering Price  Amount Invested  Offering Price
---------------------- --------------- --------------- -----------------
Less than $99,999.....           3.00%        3.09%                3.00%
$100,000 to $249,999..           2.50%        2.56%                2.50%
$250,000 to $499,999..           1.50%        1.52%                1.50%
$500,000 to $999,999..           1.00%        1.01%                1.00%
$1,000,000 and above..           None             None             None

  The Distributor may reallow the entire initial sales charge to dealers. Selling dealers may be deemed to be underwriters, as that term is defined in the Securities Act.

  In connection with the sale of Class A shares of NAV (without payment of an initial sales charge), the Manager, the Distributor or one of their affiliates will pay dealers, financial advisors and other persons which distribute shares a finders' fee from its own resources based on a percentage of the NAV of shares sold by such person.

  Reduction and Waiver of Initial Sales Charges. Reduced sales charges are available through Rights of Accumulation and Letters of Intent. Shares of the Fund and shares of other Prudential Mutual Funds (excluding money market funds other than those acquired pursuant to the exchange privilege) may be aggregated to determine the applicable reduction. See "Purchase and Redemption of Fund Shares-Reduction and Waiver of Initial Sales Charges-Class A Shares" in the Statement of Additional Information.

  PruArray Savings Plan. Class A shares are also offered at NAV to employees of companies that enter into a written agreement with Prudential Retirement Services to participate in the PruArray Savings Program. Under this Program, a limited number of Prudential Mutual Funds are available for purchase at NAV by Savings Accumulation Plans of the company's employees. The Program is available only to employees who open a Savings Accumulation Plan account with the Transfer Agent. The program is offered to companies that have at least 250 eligible employees.

  Special Rules Applicable to Retirement Plans. After a PruArray Plan qualifies to purchase Class A shares at NAV, all subsequent purchases will be made at NAV.

  Other Waivers. Class A shares may be purchased at NAV, through Prudential Securities or the Transfer Agent, by the following persons: (a) officers and current and former Directors/Trustees of the Prudential Mutual Funds (including the Fund), (b) employees of Prudential Securities and PIFM and their subsidiaries and members of the families of such persons who maintain an "employee related" account at Prudential Securities or the Transfer Agent, (c) employees of subadvisers of the Prudential Mutual Funds provided that purchases at NAV are permitted by such person's employer, (d) Prudential employees and special agents of Prudential and its
                                       29
subsidiaries and all persons who have retired directly from active service with Prudential or one of its subsidiaries, (e) registered representatives and employees of dealers who have entered into a selected dealer agreement with Prudential Securities provided that purchases at NAV are permitted by such person's employer, (f) investors who have a business relationship with a financial adviser who joined Prudential Securities from another investment firm, provided that (i) the purchase is made within 180 days of the commencement of the financial adviser's employment at Prudential Securities, or within one year in the case of Benefit Plans, (ii) the purchase is made with proceeds of a redemption of shares of any open-end, non-money market fund sponsored by the financial adviser's previous employer (other than a fund which imposes a distribution or service fee of .25 of 1% or less) and (iii) the financial adviser served as the client's broker on the previous purchases.

  You must notify the Transfer Agent either directly or through Prudential Securities or Prusec that you are entitled to the reduction or waiver of the sales charge. The reduction or waiver will be granted subject to confirmation of your entitlement. No initial sales charges are imposed upon Class A shares purchased upon the reinvestment of dividends and distributions. See "Purchase and Redemption of Fund Shares-Reduction and Waiver of Initial Sales Charges-Class A Shares" in the Statement of Additional Information.

  Class B and Class C Shares

  The offering price of Class B and Class C shares for investors choosing one of the deferred sales charge alternatives is the NAV next determined following receipt of an order by the Transfer Agent or Prudential Securities. Although there is no sales charge imposed at the time of purchase, redemptions of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-Contingent Deferred Sales Charges." The Distributor will pay, from its own resources, sales commissions of up to 4% of the purchase price of Class B shares to dealers, financial advisors and other persons who sell the Class B shares at the time of sale. This facilitates the ability of the Fund to sell the Class B shares without an initial sales charge being deducted at the time of purchase. The Distributor anticipates that it will recoup its advancement of sale commissions from the combination of the CDSC and the distribution fee. See "How the Fund is Managed-Distributor." In connection with the sale of Class C shares, the Distributor will pay, from its own resources, dealers, financial advisers and other persons which distribute Class C shares a sales commission of up to 1% of the purchase price at the time of the sale.

HOW TO SELL YOUR SHARES

  You can redeem your shares at any time for cash at the NAV next determined after the redemption request is received in proper form by the Transfer Agent or Prudential Securities. See "How the Fund Values its Shares." In certain cases, however, redemption proceeds from the Class B shares will be reduced by the amount of any applicable contingent deferred sales charge, as described below. See "Contingent Deferred Sales Charges" below.

  If you hold shares of the Fund through Prudential Securities, you must redeem your shares through Prudential Securities. Please contact your Prudential Securities financial adviser.

  If you hold shares in non-certificate form, a written request for redemption signed by you exactly as the account is registered is required. If you hold certificates, the certificates, signed in the name(s) shown on the face of the certificates, must be received by the Transfer Agent in order for the redemption request to be processed. If redemption is requested by a corporation, partnership, trust or fiduciary, written evidence of authority acceptable to the Transfer Agent must be submitted before such request will be accepted. All correspondence and documents concerning redemptions should be sent to the Fund in care of
                                       30
the Transfer Agent, Prudential Mutual Fund Services LLC, Attention: Redemption Services, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  If the proceeds of the redemption (a) exceed $50,000, (b) are to be paid to a person other than the record owner, (c) are to be sent to an address other than the address on the Transfer Agent's records, or (d) are to be paid to a corporation, partnership, trust or fiduciary, the signature(s) on the redemption request and on the certificates, if any, or stock power, must be guaranteed by an eligible guarantor institution. An eligible guarantor institution includes any bank, broker, dealer or credit union. The Transfer Agent reserves the right to request additional information from, and make reasonable inquiries of, any eligible guarantor institution. For clients of Prusec, a signature guarantee may be obtained from the agency or office manager of most Prudential Insurance and Financial Services or Preferred Services offices.

  Payment for shares presented for redemption will be made by check within seven days after receipt by the Transfer Agent of the certificate and/or written request except as indicated below. If you hold shares through Prudential Securities, payment for shares presented for redemption will be credited to your Prudential Securities account, unless you indicate otherwise. Such payment may be postponed or the right of redemption suspended at times (a) when the New York Stock Exchange is closed for other than customary weekends and holidays, (b) when trading on such Exchange is restricted, (c) when an emergency exists as a result of which disposal by the Fund of securities owned by it is not reasonably practicable or it is not reasonably practicable for the Fund fairly to determine the value of its net assets, or (d) during any other period when the Commission, by order, so permits; provided that applicable rules and regulations of the Commission shall govern as to whether the conditions prescribed in (b), (c) or (d) exist.

  Payment for redemption of recently purchased shares will be delayed until the Fund or its Transfer Agent has been advised that the purchase check has been honored, up to 10 calendar days from the time of receipt of the purchase check by the Transfer Agent. Such delay may be avoided by purchasing shares by wire or by certified or cashier's check.

  Redemption in Kind. If the Board of Directors determines that it would be detrimental to the best interests of the remaining shareholders of the Fund to make payment wholly or partly in cash, the Fund may pay the redemption price in whole or in part by a distribution in kind of securities from the investment portfolio of the Fund, in lieu of cash, in conformity with applicable rules of the Commission. Securities will be readily marketable and will be valued in the same manner as in regular redemption. See "How the Fund Values its Shares." If your shares are redeemed in kind, you would incur transaction costs in converting the assets into cash. The Fund, however, has elected to be governed by Rule 18f-1 under the Investment Company Act, under which the Fund is obligated to redeem shares solely in cash up to the lesser of $250,000 or 1% of the NAV of the Fund during any 90-day period for any one shareholder.

  Involuntary Redemption. In order to reduce expenses of the Fund, the Board of Directors may redeem all of the shares of any shareholder, other than a shareholder which is an IRA or other tax-deferred retirement plan, whose account has a net asset value of less than $500 due to a redemption. The Fund will give such shareholders 60 days' prior written notice in which to purchase sufficient additional shares to avoid such redemption. No CDSC will be imposed on any involuntary redemption.

  90-day Repurchase Privilege. If you redeem your shares and have not previously exercised the repurchase privilege, you may reinvest any portion or all of the proceeds of such redemption in shares of the Fund at the NAV next determined after the order is received, which must be within 90 days after the date of the redemption. Any CDSC paid in connection with such redemption will be credited (in shares) to your account. (If
                                       31
less than a full repurchase is made, the credit will be on a pro rata basis.) You must notify the Fund's Transfer Agent, either directly or through the Distributor, at the time the repurchase privilege is exercised to adjust your account for the CDSC you previously paid. Thereafter, any redemptions will be subject to the CDSC applicable at the time of the redemption. See "Contingent Deferred Sales Charges" below. Exercise of the repurchase privilege may not affect federal tax treatment of any gain realized upon redemption.

  Contingent Deferred Sales Charges

  Redemptions of Class B shares will be subject to a CDSC declining from 5% to zero over a six-year period. Class C shares redeemed within one year of purchase will be subject to a 1% CDSC. The CDSC will be deducted from the redemption proceeds and reduce the amount paid to you. The CDSC will be imposed on any redemption by you which reduces the current value of your Class B or Class C shares to an amount which is lower than the amount of all payments by you for shares during the preceding six years, in the case of Class B shares, and one year, in the case of Class C shares. A CDSC will be applied on the lesser of the original purchase price or the current value of the shares being redeemed. Increases in the value of your shares or shares acquired through reinvestment of dividends or distributions are not subject to a CDSC. The amount of any CDSC will be paid to and retained by the Distributor. See "How the Fund is Managed-Distributor" and "Waiver of the Contingent Deferred Sales Charges-Class B Shares" below.

  The amount of the CDSC, if any, will vary depending on the number of years from the time of payment for the purchase of shares until the time of redemption of such shares. Solely for purposes of determining the number of years from the time of any payment for the purchase of shares, all payments during a month will be aggregated and deemed to have been made on the last day of the month. The CDSC will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. See "How to Exchange Your Shares" below. The following table sets forth the rates of the CDSC applicable to redemptions of Class B shares:

             Contingent Deferred Sales
 Year Since   Charge as a Percentage
  Purchase    of Dollars Invested or
Payment Made    Redemption Proceeds
------------ -------------------------
First.......                      5.0%
Second......                      4.0%
Third.......                      3.0%
Fourth......                      2.0%
Fifth.......                      1.0%
Sixth.......                      1.0%
Seventh.....                     None

  In determining whether a CDSC is applicable to a redemption, the calculation will be made in a manner that results in the lowest possible rate. It will be assumed that the redemption is made first of amounts representing shares acquired pursuant to the reinvestment of dividends and distributions; then of amounts representing the increase in NAV above the total amount of payments for the purchase of Fund shares made during the preceding six years (five years for shares purchased prior to January 22, 1990); then of amounts representing the cost of shares held beyond the applicable CDSC period; then of amounts representing the cost of shares acquired prior to July 1, 1985; and finally, of amounts representing the cost of shares held for the longest period of time within the applicable CDSC period.
                                       32

  For example, assume you purchased 100 Class B shares at $10 per share for a cost of $1,000. Subsequently, you acquired 5 additional Class B shares through dividend reinvestment. During the second year after the purchase you decided to redeem $500 of your investment. Assuming at the time of the redemption the net asset value had appreciated to $12 per share, the value of your Class B shares would be $1,260 (105 shares at $12 per share). The CDSC would not be applied to the value of the reinvested dividend shares and the amount which represents appreciation ($260). Therefore, $240 of the $500 redemption proceeds ($500 minus $260) would be charged at a rate of 4% (the applicable rate in the second year after purchase) for a total CDSC of $9.60.

  For federal income tax purposes, the amount of the CDSC will reduce the gain or increase the loss, as the case may be, on the amount recognized on the redemption of shares.

  Waiver of Contingent Deferred Sales Charges-Class B shares. The CDSC will be waived in the case of a redemption following the death or disability of a shareholder or, in the case of a trust, following the death or disability of the grantor. The waiver is available for total or partial redemptions of shares owned by a person, either individually or in joint tenancy (with rights of survivorship), at the time of death or initial determination of disability, provided that the shares were purchased prior to death or disability. In addition, the CDSC will be waived on redemptions of shares held by a Director of the Fund.

  You must notify the Fund's Transfer Agent either directly or through the Distributor or Prusec, at the time of redemption, that you are entitled to waiver of the contingent deferred sales charge and provide the Transfer Agent with such supporting documentation as it may deem appropriate. The waiver will be granted subject to confirmation of your entitlement. See "Purchase and Redemption of Fund Shares-Waiver of the Contingent Deferred Sales Charge-Class B Shares" in the Statement of Additional Information.

  Systematic Withdrawal Plan. The CDSC will be waived (or reduced) on certain redemptions from a Systematic Withdrawal Plan. On an annual basis, up to 12% of the total dollar amount subject to the CDSC may be redeemed without charge. The Transfer Agent will calculate the total amount available for this waiver annually on the anniversary date of your purchase or, for shares purchased prior to March 1, 1997, on March 1 of the current year. The CDSC will be waived (or reduced) on redemptions until this threshold 12% is reached.

  A quantity discount may apply to redemptions of Class B shares purchased prior to August 1, 1994. See "Purchase and Redemption of Fund Shares-Quantity Discount-Class B Shares Purchased Prior to August 1, 1994," in the Statement of Additional Information.

CONVERSION FEATURE-CLASS B SHARES

  Class B shares will automatically convert to Class A shares on a quarterly basis approximately seven years after purchase. Conversions will be effected at relative NAV without the imposition of any additional sales charge.

  Since the Fund tracks amounts paid rather than the number of shares bought on each purchase of Class B shares, the number of Class B shares eligible to convert to Class A shares (excluding shares acquired through the automatic reinvestment of dividends and other distributions) (the Eligible Shares) will be determined on each conversion date in accordance with the following formula:
(i) the ratio of (a) the amounts paid for Class B shares purchased at least seven years prior to the conversion date to (b) the total amount paid for all Class B shares purchased and then held in your account (ii) multiplied by the total number of Class B shares purchased and then held in your account. Each time any Eligible Shares in your account convert to Class A shares, all shares or amounts representing Class B shares then in your account that were acquired through the automatic reinvestment of dividends and other distributions will convert to Class A shares.
                                       33

  For purposes of determining the number of Eligible Shares, if the Class B shares in your account on any conversion date are the result of multiple purchases at different net asset values per share, the number of Eligible Shares calculated as described above will generally be either more or less than the number of shares actually purchased approximately seven years before such conversion date. For example, if 100 shares were initially purchased at $10 per share (for a total of $1,000) and a second purchase of 100 shares was subsequently made at $11 per share (for a total of $1,100), 95.24 shares would convert approximately seven years from the initial purchase (i.e., $1,000 divided by $2,100 (47.62%) multiplied by 200 shares equals 95.24 shares). The Manager reserves the right to modify the formula for determining the number of Eligible Shares in the future as it deems appropriate on notice to shareholders.

  Since annual distribution-related fees are lower for Class A shares than Class B shares, the per share NAV of the Class A shares may be higher than that of the Class B shares at the time of conversion. Thus, although the aggregate dollar value will be the same, you may receive fewer Class A shares than Class B shares converted. See "How the Fund Values its Shares."

  For purposes of calculating the applicable holding period for conversions, all payments for Class B shares during a month will be deemed to have been made on the last day of the month, or for Class B shares acquired through exchange, or a series of exchanges, on the last day of the month in which the original payment for purchases of such Class B shares was made. For Class B shares previously exchanged for shares of a money market fund, the time period during which such shares were held in the money market fund will be excluded. For example, Class B shares held in a money market fund for one year will not convert to Class A shares until approximately eight years from purchase. For purposes of measuring the time period during which shares are held in a money market fund, exchanges will be deemed to have been made on the last day of the month. Class B shares acquired through exchange will convert to Class A shares after expiration of the conversion period applicable to the original purchase of such shares.

  The conversion feature may be subject to the continuing availability of opinions of counsel or rulings of the Internal Revenue Service (i) that the dividends and other distributions paid on Class A, Class B and Class C shares will not constitute "preferential dividends" under the Internal Revenue Code and (ii) that the conversion of shares does not constitute a taxable event. The conversion of Class B shares into Class A shares may be suspended if such opinions or rulings are no longer available. If conversions are suspended, Class B shares of the Fund will continue to be subject, possibly indefinitely, to their higher annual distribution and service fee.

HOW TO EXCHANGE YOUR SHARES

  As a shareholder of the Fund, you have an exchange privilege with certain other Prudential Mutual Funds, including one or more specified money market funds, subject to the minimum investment requirements of such funds. Class A, Class B and Class C shares may be exchanged for Class A, Class B, and Class C shares, respectively, of another fund on the basis of the relative NAV. No sales charge will be imposed at the time of the exchange. Any applicable CDSC payable upon the redemption of shares exchanged will be calculated from the first day of the month after the initial purchase, excluding the time shares were held in a money market fund. Class B and Class C shares may not be exchanged into money market funds other than Prudential Special Money Market Fund, Inc. For purposes of calculating the holding period applicable to the Class B conversion feature, the time period during which Class B shares were held in a money market fund will be excluded. See "Conversion Feature-Class B Shares" above. An exchange will be treated as a redemption and purchase for tax purposes. See "Shareholder Investment Account-Exchange Privilege" in the Statement of Additional Information.

  In order to exchange shares by telephone, you must authorize telephone exchanges on your initial application form or by written notice to the Transfer Agent and hold shares in non-certificate form. Thereafter, you may call the Fund at (800) 225 -1852 to execute a telephone exchange of shares, on weekdays, except holidays, between the hours of 8:00 A.M. and 6:00 P.M., New York time. For your protection and to prevent fraudulent exchanges, your telephone call will be recorded and you will be asked to provide your personal identification number. A written confirmation of the exchange transaction will be sent to you. Neither the Fund nor its agents will be liable for any loss, liability or cost which results from acting upon instructions reasonably believed to be genuine under the foregoing procedures. All exchanges will be made on the basis of the relative NAV of the two funds next determined after the request is received in good order. The exchange privilege is available only in states where the exchange may legally be made.

  If you hold shares through the Distributor, you must exchange your shares by contacting your Prudential Securities financial adviser. If you hold certificates, the certificates, signed in the name(s) shown on the face of the certificates, must be returned in order for the shares to be exchanged. See "How to Sell Your Shares" above.

  You may also exchange shares by mail by writing to Prudential Mutual Fund Services LLC, Attention: Exchange Processing, P.O. Box 15010, New Brunswick, New Jersey 08906-5010.

  In periods of severe market or economic conditions the telephone exchange of shares may be difficult to implement and you should make exchanges by mail by writing to Prudential Mutual Fund Services LLC, at the address noted above.

  Special Exchange Privileges. A special exchange privilege is available for shareholders who qualify to purchase Class A shares at NAV. See "Alternative Purchase Plan-Class A Shares-Reduction and Waiver of Initial Sales Charges". Under this exchange privilege, amounts representing any Class B and Class C shares (which are not subject to a CDSC) held in such a shareholder's account will be automatically exchanged for Class A shares for shareholders who qualify to purchase Class A shares at NAV on a quarterly basis, unless the shareholder elects otherwise. Eligibility for this exchange privilege will be calculated on the business day prior to the date of the exchange. Amounts representing Class B or Class C shares which are not subject to a CDSC include the following: (1) amounts representing Class B or Class C shares acquired pursuant to the automatic reinvestment of dividends and distributions, (2) amounts representing the increase in the NAV above the total amount of payments for the purchase of Class B or Class C shares and (3) amounts representing Class B or Class C shares held beyond the applicable CDSC period. Class B and Class C shareholders must notify the Transfer Agent either directly or through the Distributor or Prusec that they are eligible for this special exchange privilege.

  The exchange privilege is not a right and may be suspended, modified or terminated on 60 days' notice to shareholders.

  Frequent Trading. The Fund and other Prudential Mutual Funds are not intended to serve as vehicles for frequent trading in response to short-term fluctuations in the market. Due to the disruptive effect that market timing investment strategies and excessive trading can have on efficient portfolio management, each Prudential Mutual Fund and the Fund reserves the right to refuse purchase orders and exchanges by any person, group or commonly controlled accounts, if, in the Manager's sole judgment, such person, group or accounts were following a market timing strategy or were otherwise engaging in excessive trading (Market Timers).
                                       35

  To implement this authority to protect the Fund and its shareholders from excessive trading, the Fund will reject all exchanges and purchases from a Market Timer unless the Market Timer has entered into a written agreement with the Fund or its affiliates pursuant to which the Market Timer has agreed to abide by certain procedures, which include a daily dollar limit on trading. The Fund may notify the Market Timer of rejection of an exchange or purchase order subsequent to the day on which the order was placed.

SHAREHOLDER SERVICES

  In addition to the exchange privilege, as a shareholder in the Fund, you can take advantage of the following additional services and privileges:

  ~ Automatic Reinvestment of Dividends and/or Distributions Without a Sales Charge. For your convenience, all dividends and distributions are automatically reinvested in full and fractional shares of the Fund at NAV without a sales charge. You may direct the Transfer Agent in writing not less than 5 full business days prior to the record date to have subsequent dividends and/or distributions sent in cash rather than reinvested. If you hold shares through Prudential Securities, you should contact your financial adviser.

  ~ Automatic Savings Accumulation Plan (ASAP). Under ASAP you may make regular purchases of the Fund's shares in amounts as little as $50 via an automatic debit to a bank account or Prudential Securities account (including a Command Account). For additional information about this service, you may contact your Prudential Securities financial adviser, Prusec representative or the Transfer Agent directly.

  ~ Systematic Withdrawal Plan. A systematic withdrawal plan is available to shareholders which provides for monthly or quarterly checks. Withdrawals of Class B and Class C shares may be subject to a CDSC. See "How to Sell Your Shares-Contingent Deferred Sales Charges."

  ~ Reports to Shareholders. The Fund will send you annual and semi-annual reports. The financial statements appearing in annual reports are audited by independent accountants. In order to reduce duplicate mailing and printing expenses, the Fund will provide one annual and semi-annual shareholder report and annual prospectus per household. You may request additional copies of such reports by calling (800) 225-1852 or by writing to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077. In addition, monthly unaudited financial data are available upon request from the Fund.

  ~ Shareholder Inquiries. Inquiries should be addressed to the Fund at Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, or by telephone at (800) 225-1852 (toll-free) or, from outside the U.S.A., at (908) 417-7555 (collect).

  For additional information regarding the services and privileges described above, see "Shareholder Investment Account" in the Statement of Additional Information.
                                       36

                       THE PRUDENTIAL MUTUAL FUND FAMILY


  Prudential offers a broad range of mutual funds designed to meet your individual needs. We welcome you to review the investment options available through our family of funds. For more information on the Prudential Mutual Funds, including charges and expenses, contact your Prudential Securities financial adviser or Prusec representative or telephone the Funds at (800) 225-1852 for a free prospectus. Read the prospectus carefully before you invest or send money.

Taxable Bond Funds

Prudential Diversified Bond Fund, Inc.
Prudential Government Income Fund, Inc.
Prudential Government Securities Trust
Short-Intermediate Term Series
Prudential High Yield Fund, Inc.
Prudential Mortgage Income Fund, Inc.
Prudential Structured Maturity Fund, Inc.
 Income Portfolio

Tax-Exempt Bond Funds

Prudential California Municipal Fund
California Series
California Income Series
Prudential Municipal Bond Fund
High Yield Series
Insured Series
Intermediate Series
Prudential Municipal Series Fund
Florida Series
Maryland Series
Massachusetts Series
Michigan Series
New Jersey Series
New York Series
North Carolina Series
Ohio Series
Pennsylvania Series
Prudential National Municipals Fund, Inc.

Global Funds

Prudential Europe Growth Fund, Inc.
Prudential Global Genesis Fund, Inc.
Prudential Global Limited Maturity Fund, Inc.
Limited Maturity Portfolio
Prudential Intermediate Global Income Fund, Inc.
Prudential International Bond Fund, Inc.
Prudential Natural Resources Fund, Inc.
Prudential Pacific Growth Fund, Inc.
Prudential World Fund, Inc.
Global Series
International Stock Series
The Global Total Return Fund, Inc.
Global Utility Fund, Inc.

Equity Funds
Prudential Balanced Fund
Prudential Distressed Securities Fund, Inc.
Prudential Emerging Growth Fund, Inc.
Prudential Equity Fund, Inc.
Prudential Equity Income Fund
Prudential Index Series Fund
Prudential Bond Market Index Fund
Prudential Europe Index Fund
Prudential Pacific Index Fund
Prudential Small-Cap Index Fund
Prudential Stock Index Fund
Prudential Jennison Series Fund, Inc.
Prudential Jennison Active Balanced Fund
Prudential Jennison Growth Fund
Prudential Jennison Growth & Income Fund
Prudential Multi-Sector Fund, Inc.
Prudential Small-Cap Quantum Fund, Inc.
Prudential Small Company Value Fund, Inc.
Prudential Utility Fund, Inc.
Nicholas-Applegate Fund, Inc.
Nicholas-Applegate Growth Equity Fund

Money Market Funds
~ Taxable Money Market Funds
Cash Accumulation Trust
National Money Market Fund
Liquid Assets Fund
Prudential Government Securities Trust
Money Market Series
U.S. Treasury Money Market Series
Prudential Special Money Market Fund, Inc.
Money Market Series
Prudential MoneyMart Assets, Inc.

~ Tax-Free Money Market Funds
Prudential Tax-Free Money Fund, Inc.
Prudential California Municipal Fund
California Money Market Series
Prudential Municipal Series Fund
Connecticut Money Market Series
Massachusetts Money Market Series
New Jersey Money Market Series
New York Money Market Series

~ Command Funds
Command Money Fund
Command Government Fund
Command Tax-Free Fund

~ Institutional Money Market Funds
Prudential Institutional Liquidity Portfolio, Inc.
Institutional Money Market Series
any information or to make any representations, other than those contained in this Prospectus, in connection with the offer contained herein, and, if given or made, such other information or representations must not be relied upon as having been authorized by the Fund or the Distributor. This Prospectus does not constitute an offer by the Fund or by the Distributor to sell or a solicitation of any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful to make such offer in such jurisdiction.

-------------------------------------------------------------------------------


                               TABLE OF CONTENTS

                                             Page
                                             ----
FUND HIGHLIGHTS.............................    2
What are the Fund's Risk Factors and Special
Characteristics?............................    2
FUND EXPENSES...............................    4
FINANCIAL HIGHLIGHTS........................    5
HOW THE FUND INVESTS........................    8
Investment Objective and Policies...........    8
Hedging and Return Enhancement Strategies...   10
Other Investments and Policies..............   16
Portfolio Management Techniques.............   17
Investment Restrictions.....................   18
HOW THE FUND IS MANAGED.....................   18
Manager.....................................   18
Distributor.................................   19
Fee Waivers.................................   21
Portfolio Transactions......................   21
Custodian and Transfer and
Dividend Disbursing Agent...................   21
Year 2000...................................   21
HOW THE FUND VALUES ITS SHARES..............   22
HOW THE FUND CALCULATES PERFORMANCE.........   22
TAXES, DIVIDENDS AND DISTRIBUTIONS..........   23
GENERAL INFORMATION.........................   25
Description of Common Stock.................   25
Additional Information......................   26
SHAREHOLDER GUIDE...........................   26
How to Buy Shares of the Fund...............   26
Alternative Purchase Plan...................   27
How to Sell Your Shares.....................   30
Conversion Feature-Class B Shares...........   33
How to Exchange Your Shares.................   34
Shareholder Services........................   36
THE PRUDENTIAL MUTUAL FUND FAMILY...........  A-1

-------------------------------------------------------------------------------
MF104A


CUSIP Nos.:
Class A: 743918 20 3
Class B: 743918 10 4
Class C: 743918 30 2



Prudential
National
Municipals
Fund, Inc.







                                   PROSPECTUS

                                 March 4, 1998

                               www.prudential.com

                        Supplement dated July 1, 1998




THE FOLLOWING INFORMATION SUPPLEMENTS YOUR PROSPECTUS:

Effective July 1, 1998, Prudential Investment Management Services LLC, Gateway Center Three, 100 Mulberry Street, Newark, New Jersey 07102-4077, was appointed the exclusive Distributor of Fund shares. Shares continue to be offered through Prudential Securities Incorporated, Pruco Securities Corporation and other brokers and dealers. Prudential Investment Management Services is a wholly owned subsidiary of The Prudential Insurance Company of America and an affiliate of Prudential Securities Incorporated and Pruco Securities Corporation. All other arrangements with respect to the distribution of Fund shares described in the Prospectus remain unchanged.

                       Supplement dated September 1, 1998

    The following information should be added to the cover page of the Prospectus.

    AN INVESTMENT IN THE FUND IS NOT A DEPOSIT OF ANY BANK AND IS NOT INSURED OR GUARANTEED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY.

    The following information should be added under the heading "Shareholder Guide--Shareholder Services".

SHAREHOLDER GUIDE

SHAREHOLDER SERVICES

    THE PRUTECTOR PROGRAM-OPTIONAL GROUP TERM LIFE INSURANCE. Prudential makes available optional group term life insurance coverage to purchasers of shares of certain Prudential Mutual Funds which are held in an eligible brokerage account. This insurance protects the value of your mutual fund investment for your beneficiaries against market downturns. The insurance benefit is based on the difference at the time of the insured's death between the "protected value" and the then current market value of the shares. This coverage is not available in all states and is subject to various restrictions and limitations. For more complete information about this program, including charges and expenses, please contact your Prudential representative.